Exhibit 99.2

Table of Contents

March 31, 2026

Note: Portfolio Summary Report now located within Selected Supplemental Pages excel posted on the Company's website at investors.regency.com

Safe Harbor Language

March 31, 2026

Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Regency’s future events, developments, or financial or operational performance or results such as our current 2026 guidance, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “could,” “should,” “would,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “project,” “plan,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained, and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Our operations are subject to a number of risks and uncertainties including, but not limited to, those risk factors described in our Securities and Exchange Commission (“SEC”) filings, our Annual Report on Form 10-K for the year ended December 31, 2025 (“2025 Form 10-K”) under Item 1A, as supplemented by the discussion in Item 1A of Part II of our subsequent Quarterly Reports on Form 10-Q. When considering an investment in our securities, you should carefully read and consider these risks, together with all other information in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our other filings and submissions to the SEC. If any of the events described in the risk factors actually occur, our business, financial condition or operating results, as well as the market price of our securities, could be materially adversely affected. Forward-looking statements are only as of the date they are made, and Regency undertakes no duty to update its forward-looking statements, whether as a result of new information, future events or developments or otherwise, except as to the extent required by law. These risks and events include, without limitation:

Risk Factors Related to the Current Economic and Geopolitical Environment

Macroeconomic, political, and geopolitical conditions and governmental policies may adversely impact consumer confidence and spending and the businesses of our tenants and could, in turn, adversely impact our business. Changes in interest rates may adversely impact our cost to borrow, real estate valuation, stock price, and ability to raise capital through issuance of debt and equity. Unfavorable developments that may affect the banking and financial services industry could adversely affect our business, liquidity and financial condition, and overall results of operations.

Risk Factors Related to Pandemics or other Public Health Crises

Pandemics or other public health crises may adversely affect our tenants' financial condition, the profitability of our properties, and our access to the capital markets and could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Risk Factors Related to Operating Retail-Based Shopping Centers

Shifts in retail trends, sales, and delivery methods between brick and mortar stores, e-commerce, home delivery, and curbside pick-up, as well as autonomous delivery systems, may adversely impact our revenues, results of operations, and cash flows. Changing economic and retail market conditions in geographic areas where our properties are concentrated may reduce our revenues and cash flow. Our success depends on the continued presence and success of our "anchor" tenants. A percentage of our revenues are derived from "local" tenants and our net income may be adversely impacted if these tenants are not successful, or if the demand for the types or mix of tenants significantly change. We may be unable to collect balances due from tenants in bankruptcy. Many of our costs and expenses associated with operating our properties may remain constant or increase, even if our lease income decreases. Compliance with the Americans with Disabilities Act and other building, fire, and safety regulations may have an adverse effect on us.

Risk Factors Related to Real Estate Investments

Our real estate assets may decline in value and be subject to impairment losses which may reduce our net income. We face risks associated with development, redevelopment, and expansion of properties. We face risks associated with the development of mixed-use commercial properties. We face risks associated with the acquisition of properties. We may be unable to sell properties when desired because of market conditions. Changes in tax laws could impact our acquisition or disposition of real estate.

Risk Factors Related to the Environment Affecting Our Properties

Climate change may adversely impact our properties, some of which may be more vulnerable due to their geographic location, and may lead to additional compliance obligations and costs. Costs of environmental remediation may adversely impact our financial performance and reduce our cash flow.

Risk Factors Related to Corporate Matters

An increased and differing focus on metrics and reporting related to environmental, social and governance ("ESG") factors by investors, lenders and other stakeholders may impose additional costs and expose us to new risks. An uninsured loss or a loss that exceeds the insurance coverage on our properties may subject us to loss of capital and revenue on those properties. Failure to attract and retain key personnel may adversely affect our business and operations.

Risk Factors Related to Our Partnerships and Joint Ventures

We do not have voting control over all of the properties owned in our real estate partnerships and joint ventures, so we are unable to ensure that our objectives will be pursued. The termination of our partnerships may adversely affect our cash flow, operating results, and our ability to make distributions to stock and unit holders.

Risk Factors Related to Funding Strategies and Capital Structure

Our ability to sell properties and fund acquisitions and developments may be adversely impacted by higher market capitalization rates and lower NOI at our properties which may adversely affect results of operations and financial condition. We depend on external sources of capital, which may not be available in the future on favorable terms or at all. Our debt financing may adversely affect our business and financial condition. Covenants in our debt agreements may restrict our operating activities and adversely affect our financial condition. Hedging activity may expose us to risks, including the risks that a counterparty will not perform and that the hedge will not yield the economic benefits we anticipate, which may adversely affect us.

Risk Factors Related to Information Management and Technology

The unauthorized access, use, theft or destruction of tenant or employee personal, financial or other data, or of Regency's proprietary or confidential information stored in our information systems or by third parties on our behalf, could impact operations, and expose us to potential liabilities and material adverse financial impact. Any actual or perceived failure to comply with new or existing laws, regulations and other requirements relating to the privacy, security and processing of personal information could adversely affect our business, results of operations, or financial condition. The use of technology based on artificial intelligence presents risks relating to confidentiality, creation of inaccurate and flawed outputs and emerging regulatory risk, any or all of which may adversely affect our business and results of operations.

Risk Factors Related to Taxes and the Parent Company’s Qualification as a REIT

If the Parent Company fails to qualify as a REIT for federal income tax purposes, it would be subject to federal income tax at regular corporate rates. Dividends paid by REITs generally do not qualify for reduced tax rates. Legislative or other actions affecting REITs may have a negative effect on us or our investors. Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities. Partnership tax audit rules could have a material adverse effect.

Risk Factors Related to the Company’s Common Stock

Restrictions on the ownership of the Parent Company’s capital stock to preserve its REIT status may delay or prevent a change in control. The issuance of the Parent Company's capital stock may delay or prevent a change in control. Ownership in the Parent Company may be diluted in the future. The Parent Company’s amended and restated bylaws provide that the courts located in the State of Florida will be the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees. There is no assurance that we will continue to pay dividends at current or historical rates.

Supplemental Information i

NEWS RELEASE For immediate release Kathryn McKie 904 598 7348 KathrynMcKie@regencycenters.com

Regency Centers Reports First Quarter 2026 Results

JACKSONVILLE, Fla. (April 29, 2026) – Regency Centers Corporation (“Regency Centers,” “Regency” or the “Company”) (Nasdaq: REG) today reported financial and operating results for the period ended March 31, 2026, and provided updated 2026 earnings guidance. For the three months ended March 31, 2026 and 2025, Net Income Attributable to Common Shareholders was $0.68 and $0.58, respectively, per diluted share.

First Quarter 2026 Highlights

•
Reported Nareit Funds From Operations ("FFO") of $1.20 per diluted share and Core Operating Earnings of $1.16 per diluted share
•
Increased Same Property Net Operating Income ("NOI") year-over-year by 4.4%
•
Same Property percent leased ended the quarter at 96.6%, flat year-over-year, and Same Property percent commenced ended the quarter at 94.3%, up 90 basis points year-over-year
•
Same Property anchor percent leased ended the quarter at 98.2%, and Same Property shop percent leased ended the quarter at 94.1%
•
Executed 1.5 million square feet of comparable new and renewal leases during the quarter at blended rent spreads of 12.1% on a cash basis and 24.3% on a straight-lined basis
•
Started $73 million of redevelopment projects and completed $42 million of ground-up development and redevelopment projects
•
As of March 31, 2026, Regency's in-process development and redevelopment projects had estimated net project costs of $635 million at a blended estimated yield of 9%
•
The Company's operating partnership, Regency Centers, L.P., priced a public offering of $450 million of senior unsecured notes due 2033 at a coupon of 4.50%
•
Pro-rata net debt and preferred stock to TTM operating EBITDAre at March 31, 2026 was 5.2x
•
Reaffirmed 2026 earnings guidance for Nareit FFO, Core Operating Earnings, and Same Property NOI growth

“We delivered an outstanding start to the year, driven by strong Same Property NOI growth, continued robust tenant demand, and meaningful momentum across our investments platform,” said Lisa Palmer, President and Chief Executive Officer. “Our differentiated growth strategy, anchored by high-quality trade areas, a leading development platform, a strong balance sheet and our exceptional team, continues to position Regency to deliver durable and consistent results.”

Supplemental Information ii

Financial Results

Net Income Attributable to Common Shareholders

•
For the three months ended March 31, 2026, Net Income Attributable to Common Shareholders was $125.1 million, or $0.68 per diluted share, compared to Net Income Attributable to Common Shareholders of $106.2 million, or $0.58 per diluted share, for the same period in 2025.

Nareit FFO

•
For the three months ended March 31, 2026, Nareit FFO was $224.3 million, or $1.20 per diluted share, compared to $210.7 million, or $1.15 per diluted share, for the same period in 2025.

Core Operating Earnings

•
For the three months ended March 31, 2026, Core Operating Earnings was $216.5 million, or $1.16 per diluted share, compared to $199.4 million, or $1.09 per diluted share, for the same period in 2025.

Portfolio Performance

NOI

•
First quarter 2026 Same Property NOI increased by 4.4% compared to the same period in 2025.
o
Same Property base rent growth contributed 3.6% to Same Property NOI growth in the first quarter of 2026.
•
First quarter 2026 NOI increased by 8.4% compared to the same period in 2025.

Occupancy

•
As of March 31, 2026, Regency’s Same Property portfolio was 96.6% leased, an increase of 10 basis points sequentially, and flat compared to March 31, 2025.
o
Same Property anchor percent leased, which includes spaces greater than or equal to 10,000 square feet, was 98.2%.
o
Same Property shop percent leased, which includes spaces less than 10,000 square feet, was 94.1%.
•
As of March 31, 2026, Regency’s Same Property portfolio was 94.3% commenced, an increase of 20 basis points sequentially and an increase of 90 basis points compared to March 31, 2025.

Leasing Activity

•
During the three months ended March 31, 2026, Regency executed approximately 1.5 million square feet of comparable new and renewal leases at a blended cash rent spread of +12.1% and a blended straight-lined rent spread of +24.3%.
•
During the twelve months ended March 31, 2026, Regency executed approximately 6.9 million square feet of comparable new and renewal leases at a blended cash rent spread of +11.7% and a blended straight-lined rent spread of +22.7%.

Capital Allocation and Balance Sheet

Developments and Redevelopments

•
For the three months ended March 31, 2026, the Company started redevelopment projects with estimated net project costs of approximately $73 million, at the Company's share.
o
First quarter starts included Crystal Brook Corner, a $59 million redevelopment project on Long Island in New York.
•
For the three months ended March 31, 2026, the Company completed approximately $42 million of ground up development and redevelopment projects.
o
First quarter completions included Oakley Shops at Laurel Fields, a 78K square foot Safeway-anchored ground-up development project in California's Bay Area.

Supplemental Information iii

•
As of March 31, 2026, Regency’s in-process development and redevelopment projects had estimated net project costs of $635 million at the Company’s share, 46% of which had been incurred.

Property Transactions

•
Effective January 1, 2026, the Company acquired its partner's 60% interest in Haddon Commons in Westmont, NJ for approximately $6 million, and now owns 100% of the asset.

Balance Sheet

•
On February 4, 2026, Regency’s Board of Directors authorized a refreshed share repurchase program, which authorizes the repurchase by Regency of up to $500 million of its common stock. The program will remain in place until February 28, 2029 unless earlier modified, extended or terminated in the discretion of the Board. The timing and price of share repurchases, if any, will be dependent upon market conditions and other factors.
•
As of March 31, 2026, Regency had approximately $1.5 billion of available capacity under its revolving credit facility.
•
As of March 31, 2026, Regency’s pro-rata net debt and preferred stock to TTM operating EBITDAre was 5.2x.
•
As previously disclosed, on February 18, 2026, the Company’s operating partnership, Regency Centers, L.P., priced a public offering of $450 million of senior unsecured notes due 2033 with a coupon of 4.50%.

2026 Guidance

Regency Centers is providing updated 2026 Guidance, as summarized in the table below. Please refer to the Company’s first quarter 2026 "Earnings Presentation" and "Quarterly Supplemental Disclosure" for additional detail. All materials are posted on the Company’s website at investors.regencycenters.com.

Full Year 2026 Guidance (in thousands, except per share data)	YTD Actual	Current 2026 Guidance	Prior 2026 Guidance

Net Income Attributable to Common Shareholders per diluted share	$0.68	$2.45 - $2.49	$2.35 - $2.39

Nareit Funds From Operations (“Nareit FFO”) per diluted share	$1.20	$4.83 - $4.87	$4.83 - $4.87

Core Operating Earnings per diluted share(1)	$1.16	$4.59 - $4.63	$4.59 - $4.63

Same property NOI growth	4.4%	+3.25% to +3.75%	+3.25% to +3.75%

Non-cash revenues(2)	$9,693	+/-$51,000	+/- $51,000

G&A expense, net(3)	$24,894	$96,000-$100,000	$96,000-$100,000

Interest expense, net and Preferred stock dividends(4)	$60,962	$250,000-$252,000	$250,000-$252,000

Management, transaction and other fees	$6,652	+/-$27,000	+/-$27,000

Development and Redevelopment spend	$100,700	+/-$350,000	+/-$325,000

Acquisitions	$6,300	+/-$25,000	$0
Cap rate (weighted average)	7.3%	+/- 5.9%	0.0%

Dispositions	$0	$0	$0
Cap rate (weighted average)	0.0%	0.0%	0.0%

Note: Figures above represent 100% of Regency's consolidated entities and its pro-rata share of unconsolidated real estate partnerships, with the exception of items that are net of noncontrolling interests including per share data, "Development and Redevelopment spend," "Acquisitions," and "Dispositions".

(1)
Core Operating Earnings excludes from Nareit FFO: (i) transaction related income or expenses; (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash components of earnings derived from straight-line rents, above and below market rent amortization, and debt and derivative mark-to-market amortization; and (iv) other amounts as they occur.
(2)
Includes above and below market rent amortization and straight-line rents, and excludes debt and derivative mark to market amortization.
(3)
Represents 'General & administrative, net' before gains or losses on deferred compensation plan, as reported on supplemental pages 6 and 7 and calculated on a pro -rata basis.
(4)
Includes debt and derivative mark to market amortization, and is net of interest income.

Supplemental Information iv

Conference Call Information

To discuss Regency’s first quarter results and provide further business updates, management will host a conference call on Thursday, April 30 at 11:00 a.m. ET. Dial-in and webcast information is below.

First Quarter 2026 Earnings Conference Call

Date:	Thursday, April 30, 2026
Time:	11:00 a.m. ET
Dial#:	877-407-0789 or 201-689-8562
Webcast:	First Quarter 2026 Webcast Link

Replay: Webcast Archive – Investor Relations page under Events & Webcasts

About Regency Centers Corporation (Nasdaq: REG)

Regency Centers is a preeminent national owner, operator, and developer of shopping centers located in suburban trade areas with compelling demographics. Our portfolio includes thriving properties merchandised with highly productive grocers, restaurants, service providers, and best-in-class retailers that connect to their neighborhoods, communities, and customers. Operating as a fully integrated real estate company, Regency Centers is a qualified real estate investment trust (REIT) that is self-administered, self-managed, and an S&P 500 Index member. For more information, please visit RegencyCenters.com.

Reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO, Core Operating Earnings, and Adjusted Funds from Operations – Actual (in thousands, except per share amounts)

For the Periods Ended March 31, 2026 and 2025	Three Months Ended
	2026	2025
Reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO:

Net Income Attributable to Common Shareholders	$125,136	106,174
Adjustments to reconcile to Nareit Funds From Operations (1):
Depreciation and amortization (excluding FF&E)	113,562	104,034
Gain on sale of real estate, net of tax	(17,047)	(101)
Exchangeable operating partnership units	2,617	642
Nareit FFO	$224,268	210,749

Nareit FFO per share (diluted)	$1.20	1.15
Weighted average shares (diluted)	187,220	182,910

Reconciliation of Nareit FFO to Core Operating Earnings:

Nareit FFO	$224,268	210,749
Adjustments to reconcile to Core Operating Earnings (1):
Certain Non-Cash Items
Straight-line rent	(6,618)	(6,513)
Uncollectible straight-line rent	2,180	376
Above/below market rent amortization, net	(5,249)	(6,461)
Debt and derivative mark-to-market amortization	1,942	1,292
Core Operating Earnings	$216,523	199,443

Core Operating Earnings per share (diluted)	$1.16	1.09
Weighted average shares (diluted)	187,220	182,910

Reconciliation of Core Operating Earnings to Adjusted Funds from Operations:

Core Operating Earnings	$216,523	199,443
Adjustments to reconcile to Adjusted Funds from Operations (1):
Operating capital expenditures	(27,087)	(23,753)
Debt cost and derivative adjustments	2,230	2,129
Stock-based compensation	5,868	5,443
Adjusted Funds from Operations	$197,534	183,262
(1)
Includes Regency's consolidated entities and its share of unconsolidated real estate partnerships, net of share attributable to noncontrolling interests.

Supplemental Information v

Reconciliation of Net Income Attributable to Common Shareholders to Pro-Rata Same Property NOI - Actual (in thousands)

For the Periods Ended March 31, 2026 and 2025	Three Months Ended
	2026	2025	Change

Net income attributable to common shareholders	$125,136	106,174
Less:
Management, transaction, and other fees	(6,933)	(6,812)
Other (1)	(11,396)	(13,689)
Plus:
Depreciation and amortization	106,422	96,774
General and administrative	25,606	21,600
Other operating expense	1,001	1,688
Other expense, net	44,296	48,673
Equity in income of investments in real estate partnerships excluded from NOI (2)	4,600	13,451
Net income attributable to noncontrolling interests	4,249	2,266
Preferred stock dividends	3,413	3,413
NOI	296,394	273,538

Less non-same property NOI (3)	(10,760)	135
Same Property NOI	$285,634	273,673	4.4%

Same Property NOI without Redevelopments	$242,476	235,922	2.8%

Expense Recovery Ratio	86.0%	84.7%

NOI Margin	68.5%	69.1%

(1)
Includes straight-line rental income and expense, net of reserves, above and below market rent amortization, other fees, and noncontrolling interests.
(2)
Includes non-NOI expenses incurred at our unconsolidated real estate partnerships, such as, but not limited to, straight-line rental income, above and below market rent amortization, depreciation and amortization, interest expense, and real estate gains and impairments.
(3)
Includes revenues and expenses attributable to Non-Same Property, Property in Development, termination fees, corporate activities, and noncontrolling interests.

Same Property NOI is a key non-GAAP pro-rata measure used by management in evaluating the operating performance of Regency’s properties. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Same Property NOI.

Reported results are preliminary and not final until the filing of the Company’s Form 10-Q with the SEC and, therefore, remain subject to adjustment.

The Company has published additional financial information in its first quarter 2026 supplemental package that may help investors estimate earnings. A copy of the Company’s first quarter 2026 supplemental package will be available on the Company's website at investors.regencycenters.com or by written request to: Investor Relations, Regency Centers Corporation, One Independent Drive, Suite 114, Jacksonville, Florida, 32202. The supplemental package contains more detailed financial and property results including financial statements, an outstanding debt summary, acquisition and development activity, investments in partnerships, information pertaining to securities issued other than common stock, property details, a significant tenant rent report and a lease expiration table in addition to earnings and valuation guidance assumptions. The information provided in the supplemental package is unaudited and includes non-GAAP measures, and there can be no assurance that the information will not vary from the final information in the Company’s Form 10-Q for the period ended March 31, 2026. Regency may, but assumes no obligation to, update information in the supplemental package from time to time.

Supplemental Information vi

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Non-GAAP Financial Measures

We believe these non-GAAP measures provide useful information to our Board of Directors, management and investors regarding certain trends relating to our financial condition and results of operations. Our management uses these non-GAAP financial measures to compare our performance to that of prior periods for trend analyses, purposes of determining management incentive compensation and budgeting, forecasting and planning purposes.

We do not consider non-GAAP financial measures an alternative to financial measures determined in accordance with GAAP, rather they supplement GAAP measures by providing additional information we believe to be useful to our shareholders. The principal limitation of these non-GAAP financial measures is that they may exclude significant expense and income items that are required by GAAP to be recognized in our consolidated financial statements. In addition, they reflect the exercise of management’s judgment about which expense and income items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, reconciliations of the non-GAAP financial measures we use to their most directly comparable GAAP measures are provided. Non-GAAP financial measures should not be relied upon in evaluating the financial condition, results of operations or future prospects of the Company.

Nareit FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (“Nareit”) defines as net income, computed in accordance with GAAP, excluding gains on sales and impairments of real estate, net of tax, plus depreciation and amortization related to real estate, and after adjustments for unconsolidated real estate partnerships and joint ventures. Regency computes Nareit FFO for all periods presented in accordance with Nareit's definition. Since Nareit FFO excludes depreciation and amortization and gains on sales and impairments of real estate, it provides a performance measure that, when compared year over year, reflects the impact on operations from trends in percent leased, rental rates, operating costs, acquisition and development activities, and financing costs. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP. Thus, Nareit FFO is a supplemental non-GAAP financial measure of the Company's operating performance, which does not represent cash generated from operating activities in accordance with GAAP; and, therefore, should not be considered a substitute measure of cash flows from operations. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO.

Core Operating Earnings is an additional non-GAAP performance measure that adjusts Nareit Funds from Operations (“Nareit FFO”) to exclude certain non-cash and other items that impact the comparability of the Company's period-over-period performance. Core Operating Earnings excludes from Nareit FFO: (i) certain income or expenses related to non-comparable events and transactions; (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash items derived from straight-line rents, above and below market rent amortization, and debt and derivative mark-to-market amortization; and (iv) other non-cash or non-comparable amounts as they occur.

Adjusted Funds From Operations (“AFFO”) is an additional performance measure used by Regency that reflects cash available to fund the Company’s business needs and distribution to shareholders. AFFO is calculated by adjusting Core Operating Earnings ("COE") for (i) capital expenditures necessary to maintain and lease the Company’s portfolio of properties, (ii) debt cost and derivative adjustments and (iii) stock-based compensation. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO, to Core Operating Earnings, and to Adjusted Funds from Operations.

Net Operating Income (NOI) is the sum of base rent, percentage rent, termination fee income, tenant recoveries, other lease income, and other property income, less operating and maintenance expenses, real estate taxes, ground rent, termination expense, and uncollectible lease income. NOI excludes straight-line rental income and expense, above and below market rent and ground rent amortization, tenant lease inducement amortization, and other fees. The Company also provides disclosure of NOI excluding termination fees, which excludes both termination fee income and expenses. Management believes that NOI is a useful measure for investors because it provides insight into the core operations and performance of our properties, independent of the capital structure, financing activities, and non-operating factors. By focusing on property-level performance, NOI allows investors to compare the performance of our real estate assets across periods and with those of other REIT peers in the industry, facilitating a clearer understanding of trends in occupancy, rental income, and operating expense management. In addition to its relevance for investors, management uses NOI as a key performance metric in making operational and strategic decisions. NOI is used to evaluate income generated from shopping centers (i.e., return on assets) and to guide decisions on capital investments. These decisions may include acquisitions, redevelopments, and investments in capital improvements.

Pro-rata information: includes 100% of the Company’s consolidated properties plus its economic share (based on the ownership interest) in the unconsolidated real estate investment partnerships. The Company provides Pro-rata financial information because Regency believes it assists investors and analysts in estimating the economic interest in the consolidated and unconsolidated real estate investment partnerships, when read in conjunction with the Company’s reported results under GAAP. The Company believes presenting its Pro-rata share of assets, liabilities, operating results, and other metrics, along with certain other non-GAAP financial measures, makes comparisons of its operating results to those of other REITs more meaningful. The Pro-rata information provided is not, nor is it intended to be, presented in accordance with GAAP. The Pro-rata supplemental details of assets and liabilities and supplemental details of operations reflect the Company’s proportionate economic ownership of the assets, liabilities, and operating results of the properties in our portfolio.

The Pro-rata information is prepared on a basis consistent with the comparable consolidated amounts and is intended to more accurately reflect the Company’s proportionate economic interest in the assets, liabilities, and operating results of properties in its portfolio. The Company does not control the unconsolidated real estate partnerships, and the Pro-rata presentations of the assets and liabilities, and revenues and expenses do not represent our legal claim to such items. The partners are entitled to profit or loss allocations and distributions of cash flows according to the operating agreements, which generally provide for such allocations according to their invested capital. The Company’s share of invested capital establishes the ownership interests Regency uses to prepare its Pro-rata share.

Supplemental Information vii

The presentation of Pro-rata information has limitations which include, but are not limited to, the following:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and
•
Other companies in our industry may calculate their Pro-rata interest differently, limiting the comparability of Pro-rata information.

Because of these limitations, the Pro-rata financial information should not be considered independently or as a substitute for the financial statements as reported under GAAP. The Company compensates for these limitations by relying primarily on our GAAP financial statements, using the Pro-rata information as a supplement.

Same Property NOI is a key non-GAAP financial measure commonly used by real estate investment trusts (REITs) to evaluate operating performance. It is calculated on a Pro-rata ownership basis for properties owned and operated for the entirety of both the current and prior comparable reporting periods. Same Property NOI includes revenues and operating expenses associated with these properties but excludes items that are not indicative of ongoing operating performance. These include, without limitation, termination fees, as well as corporate-level expenses, financing costs, and other non-operating items. Management believes this measure provides investors with a useful and consistent comparison of the Company’s operating performance and trends. Management uses Same Property NOI as a supplemental measure to assess property-level performance and to compare the performance of its stabilized property portfolio across reporting periods. This measure allows investors to evaluate trends in revenue and expense growth for properties that have been consistently operated during the periods.

Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Regency’s future events, developments, or financial or operational performance or results such as our current 2026 guidance, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “could,” “should,” “would,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “project,” “plan,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained, and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Our operations are subject to a number of risks and uncertainties including, but not limited to, those risk factors described in our Securities and Exchange Commission (“SEC”) filings, our Annual Report on Form 10-K for the year ended December 31, 2025 (“2025 Form 10-K”) under Item 1A, as supplemented by the discussion in Item 1A of Part II of our subsequent Quarterly Reports on Form 10-Q. When considering an investment in our securities, you should carefully read and consider these risks, together with all other information in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our other filings and submissions to the SEC. If any of the events described in the risk factors actually occur, our business, financial condition or operating results, as well as the market price of our securities, could be materially adversely affected. Forward-looking statements are only as of the date they are made, and Regency undertakes no duty to update its forward-looking statements, whether as a result of new information, future events or developments or otherwise, except as to the extent required by law. These risks and events include, without limitation:

Risk Factors Related to the Current Economic and Geopolitical Environments

Macroeconomic, political, and geopolitical conditions and governmental policies may adversely impact consumer confidence and spending and the businesses of our tenants and could, in turn, adversely impact our business. Changes in interest rates may adversely impact our cost to borrow, real estate valuation, stock price, and ability to raise capital through issuance of debt and equity. Unfavorable developments that may affect the banking and financial services industry could adversely affect our business, liquidity and financial condition, and overall results of operations.

Risk Factors Related to Pandemics or other Public Health Crises

Pandemics or other public health crises may adversely affect our tenants' financial condition, the profitability of our properties, and our access to the capital markets and could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Risk Factors Related to Operating Retail-Based Shopping Centers

Shifts in retail trends, sales, and delivery methods between brick and mortar stores, e-commerce, home delivery, and curbside pick-up, as well as autonomous delivery systems, may adversely impact our revenues, results of operations, and cash flows. Changing economic and retail market conditions in geographic areas where our properties are concentrated may reduce our revenues and cash flow. Our success depends on the continued presence and success of our "anchor" tenants. A percentage of our revenues are derived from "local" tenants and our net income may be adversely impacted if these tenants are not successful, or if the demand for the types or mix of tenants significantly change. We may be unable to collect balances due from tenants in bankruptcy. Many of our costs and expenses associated with operating our properties may remain constant or increase, even if our lease income decreases. Compliance with the Americans with Disabilities Act and other building, fire, and safety regulations may have an adverse effect on us.

Supplemental Information viii

Risk Factors Related to Real Estate Investments

Our real estate assets may decline in value and be subject to impairment losses which may reduce our net income. We face risks associated with development, redevelopment, and expansion of properties. We face risks associated with the development of mixed-use commercial properties. We face risks associated with the acquisition of properties. We may be unable to sell properties when desired because of market conditions. Changes in tax laws could impact our acquisition or disposition of real estate.

Risk Factors Related to the Environment Affecting Our Properties

Climate change may adversely impact our properties, some of which may be more vulnerable due to their geographic location, and may lead to additional compliance obligations and costs. Costs of environmental remediation may adversely impact our financial performance and reduce our cash flow.

Risk Factors Related to Corporate Matters

An increased and differing focus on metrics and reporting related to environmental, social and governance ("ESG") factors by investors, lenders and other stakeholders may impose additional costs and expose us to new risks. An uninsured loss or a loss that exceeds the insurance coverage on our properties may subject us to loss of capital and revenue on those properties. Failure to attract and retain key personnel may adversely affect our business and operations.

Risk Factors Related to Our Partnerships and Joint Ventures

We do not have voting control over all of the properties owned in our real estate partnerships and joint ventures, so we are unable to ensure that our objectives will be pursued. The termination of our partnerships may adversely affect our cash flow, operating results, and our ability to make distributions to stock and unit holders.

Risk Factors Related to Funding Strategies and Capital Structure

Our ability to sell properties and fund acquisitions and developments may be adversely impacted by higher market capitalization rates and lower NOI at our properties which may adversely affect results of operations and financial condition. We depend on external sources of capital, which may not be available in the future on favorable terms or at all. Our debt financing may adversely affect our business and financial condition. Covenants in our debt agreements may restrict our operating activities and adversely affect our financial condition. Increases in interest rates would cause our borrowing costs to rise and negatively impact our results of operations. Hedging activity may expose us to risks, including the risks that a counterparty will not perform and that the hedge will not yield the economic benefits we anticipate, which may adversely affect us.

Risk Factors Related to Information Management and Technology

The unauthorized access, use, theft or destruction of tenant or employee personal, financial or other data, or of Regency's proprietary or confidential information stored in our information systems or by third parties on our behalf, could impact operations, and expose us to potential liabilities and material adverse financial impact. Any actual or perceived failure to comply with new or existing laws, regulations and other requirements relating to the privacy, security and processing of personal information could adversely affect our business, results of operations, or financial condition. The use of technology based on artificial intelligence presents risks relating to confidentiality, creation of inaccurate and flawed outputs and emerging regulatory risk, any or all of which may adversely affect our business and results of operations.

Risk Factors Related to Taxes and the Parent Company’s Qualification as a REIT

If the Parent Company fails to qualify as a REIT for federal income tax purposes, it would be subject to federal income tax at regular corporate rates. Dividends paid by REITs generally do not qualify for reduced tax rates. Legislative or other actions affecting REITs may have a negative effect on us or our investors. Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities. Partnership tax audit rules could have a material adverse effect.

Risk Factors Related to the Company’s Stock

Restrictions on the ownership of the Parent Company’s capital stock to preserve its REIT status may delay or prevent a change in control. The issuance of the Parent Company's capital stock may delay or prevent a change in control. Ownership in the Parent Company may be diluted in the future. The Parent Company’s amended and restated bylaws provide that the courts located in the State of Florida will be the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees. There is no assurance that we will continue to pay dividends at current or historical rates.

Supplemental Information ix

Financial Results Summary

March 31, 2026

(in thousands, except per share data)

	Three Months Ended
	2026	2025
Financial Results

Net income attributable to common shareholders (page 5)	$125,136	$106,174
Net income per diluted share	$0.68	$0.58

Nareit Funds From Operations (Nareit FFO) (page 9)	$224,268	$210,749
Nareit FFO per diluted share	$1.20	$1.15

Core Operating Earnings (page 9)	$216,523	$199,443
Core Operating Earnings per diluted share	$1.16	$1.09

Same Property NOI (page 8)	$285,634	$273,673
% growth	4.4%

NOI (page 6 & 7)	$296,394	$273,538
% growth	8.4%

Operating EBITDAre (page 10)	$281,067	$259,452

Dividends declared per common share and unit	$0.755	$0.705
Dividend payout ratio as a % of Nareit FFO	62.9%	61.3%

Diluted share and unit count

Weighted average shares (diluted) - Net income	183,382	181,813
Weighted average shares and units (diluted) - Nareit FFO and Core Operating Earnings	187,220	182,910

__________________________________________________________________________________________________

	As of	As of	As of	As of
	3/31/2026	12/31/2025	12/31/2024	12/31/2023
Capital Information

Market price per common share	$75.66	$69.03	$73.93	$67.00

Common shares outstanding	183,088	182,902	181,361	184,581
Exchangeable units held by noncontrolling interests	3,838	3,838	1,097	1,107
Common shares and equivalents issued and outstanding	186,926	186,740	182,458	185,688
Market equity value of common shares and equivalents	$14,142,821	$12,890,662	$13,489,128	$12,441,131

Preferred stock(1)	$225,000	$225,000	$225,000	$225,000
Outstanding debt	5,542,405	5,280,308	4,984,071	4,688,805
Less: cash	(145,561)	(120,661)	(61,884)	(91,354)
Net debt and preferred stock	$5,621,845	$5,384,647	$5,147,187	$4,822,451

Total market capitalization	$19,764,666	$18,275,309	$18,636,315	$17,263,582

Debt metrics (pro-rata; trailing 12 months "TTM")(2)

Net Debt and Preferreds-to-Operating EBITDAre	5.2x	5.1x	5.2x	5.4x
Net Debt and Preferreds-to-Operating EBITDAre, adjusted				5.1x

Fixed charge coverage	4.2x	4.2x	4.3x	4.7x

(1)
Regency has outstanding 4.6M shares of 6.25% Series A Cumulative Redeemable Preferred Stock with a liquidation preference of $115M and callable on demand, and 4.4M shares of 5.875% Series B Cumulative Redeemable Preferred Stock with a liquidation preference of $110M and callable on demand.
(2)
In light of the merger with UBP on August 18, 2023, adjusted debt metric calculations include legacy Regency results for the trailing 12 months and the annualized contribution from UBP post merger.

Supplemental Information 1

Real Estate Portfolio Summary

March 31, 2026

(GLA in thousands)

Consolidated and 100% of Real Estate Partnerships	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025

Number of properties	481	481	485	483	483

Number of retail operating properties	474	473	478	476	475

Number of same properties	462	459	466	469	470

Number of properties in development(1)	7	8	7	5	6

Gross Leasable Area (GLA) - All properties	58,508	58,377	58,615	57,643	57,654

GLA - Retail operating properties	57,618	57,411	57,732	57,006	56,863

GLA - Same properties	55,954	55,147	55,778	55,675	55,735

GLA - Properties in development(1)	889	967	883	598	752

Consolidated and Pro-Rata Share of Real Estate Partnerships

GLA - All properties	50,654	50,489	50,218	49,166	49,217

GLA - Retail operating properties	49,765	49,522	49,335	48,529	48,502

GLA - Same properties(2)	48,138	48,116	48,107	47,951	47,969

Anchor Spaces (≥ 10,000 SF)(2)	29,480	29,493	29,467	29,481	29,480

Shop Spaces (< 10,000 SF)(2)	18,658	18,623	18,640	18,470	18,490

GLA - Properties in development(1)	889	967	883	598	675

% leased - All properties	96.2%	96.1%	96.0%	96.2%	96.3%

% leased - Retail operating properties	96.6%	96.6%	96.5%	96.4%	96.5%

% leased - Same properties(2)	96.6%	96.5%	96.4%	96.5%	96.6%

Anchor Spaces (≥ 10,000 SF)(2)	98.2%	98.0%	98.1%	98.3%	98.5%

Shop Spaces (< 10,000 SF)(2)	94.1%	94.2%	93.8%	93.8%	93.5%

% commenced - Same properties(2)(3)	94.3%	94.1%	94.3%	94.0%	93.4%

Same property NOI Growth - YTD (see page 8)	4.4%	5.3%	5.5%	5.8%	4.3%

Same property NOI Growth without Redevelopments - YTD (see page 8)	2.8%	4.1%	4.5%	4.9%	3.6%

Rent spreads - Trailing 12 months(4) (see page 19)	11.7%	10.8%	10.5%	9.7%	9.5%

(1)
Includes current ground-up developments.
(2)
Prior periods adjusted for current same property pool.
(3)
Excludes leases that are signed but have not yet commenced.
(4)
Retail operating properties only. Rent spreads are calculated on a comparable-space, cash basis for new and renewal leases executed.

Amounts may not total due to rounding.

Supplemental Information 2

Consolidated Balance Sheets

March 31, 2026 and December 31, 2025

(in thousands)

	2026	2025
	(unaudited)
Assets:
Net real estate investments:
Real estate assets at cost	$14,657,529	14,561,924
Less: accumulated depreciation	3,352,228	3,267,728
Real estate assets, net	11,305,301	11,294,196
Investments in sales-type lease, net	16,788	16,727
Investments in real estate partnerships	358,620	349,856
Net real estate investments	11,680,709	11,660,779

Cash, cash equivalents, and restricted cash	145,560	120,661

Tenant receivables, net	22,947	29,578
Straight-line rent receivables, net	185,366	180,871
Other receivables	59,326	63,413
Tenant and other receivables	267,639	273,862

Deferred leasing costs, net	99,462	97,253
Acquired lease intangible assets, net	244,876	254,201
Right of use assets, net	313,508	315,804
Other assets	294,730	278,723

Total assets	$13,046,484	13,001,283

Liabilities and Equity:
Liabilities:
Notes payable, net	$4,973,934	4,619,301
Unsecured credit facility	30,000	120,000
Total notes payable	5,003,934	4,739,301

Accounts payable and other liabilities	200,885	391,847
Acquired lease intangible liabilities, net	352,202	356,454
Lease liabilities	241,012	242,368
Tenants' security, escrow deposits, and prepaid rent	83,544	89,707
Total liabilities	5,881,577	5,819,677

Equity:
Shareholders' Equity:
Preferred stock	225,000	225,000
Common stock	1,831	1,829
Treasury stock	(32,207)	(31,075)
Additional paid in capital	8,702,768	8,704,138
Accumulated other comprehensive (loss) income	(2,687)	(4,220)
Distributions in excess of net income	(2,001,870)	(1,988,782)
Total shareholders' equity	6,892,835	6,906,890

Noncontrolling Interests:
Exchangeable operating partnership units	144,705	144,940
Limited partners' interests in consolidated partnerships	127,367	129,776
Total noncontrolling interests	272,072	274,716
Total equity	7,164,907	7,181,606

Total liabilities and equity	$13,046,484	13,001,283

These consolidated balance sheets should be read in conjunction with the Company's most recent Form 10-Q and Form 10-K filed with the Securities and Exchange Commission.

Supplemental Information 3

Supplemental Details of Assets and Liabilities (Real Estate Partnerships Only)

March 31, 2026 and December 31, 2025

(in thousands)

	Noncontrolling Interests		Share of Unconsolidated Real Estate Partnerships
	2026	2025	2026	2025
Assets:
Real estate assets at cost	$(117,290)	(115,552)	$1,306,669	1,305,006
Less: accumulated depreciation	(19,067)	(18,280)	509,298	504,568
Real estate assets, net	(98,223)	(97,272)	797,371	800,438
Investments in sales-type lease, net	(2,885)	(2,878)	38,183	38,045
Net real estate investments	(101,108)	(100,150)	835,554	838,483

Cash, cash equivalents, and restricted cash	(46,879)	(51,238)	18,408	12,005

Tenant receivables, net	(484)	(391)	1,755	3,411
Straight-line rent receivables, net	(2,575)	(2,468)	21,905	21,809
Other receivables	(1,225)	(1,238)	127	786
Tenant and other receivables	(4,284)	(4,097)	23,787	26,006

Deferred leasing costs, net	(2,446)	(2,432)	15,098	15,396
Acquired lease intangible assets, net	(803)	(832)	7,206	7,549
Right of use assets, net	(1,565)	(1,570)	4,651	4,665
Other assets	(564)	(320)	27,627	26,026

Total assets	$(157,649)	(160,639)	$932,331	930,130

Liabilities:
Notes payable, net	$(25,282)	(25,297)	$538,471	541,006
Accounts payable and other liabilities	(2,404)	(2,989)	22,634	25,952
Acquired lease intangible liabilities, net	(124)	(131)	5,384	5,624
Lease liabilities	(2,043)	(2,037)	3,136	3,139
Tenants' security, escrow deposits, and prepaid rent	(429)	(409)	4,086	4,553

Total liabilities	$(30,282)	(30,863)	$573,711	580,274

Note

Noncontrolling interests represent limited partners' interests in consolidated Real Estate Partnerships' activities and Share of Unconsolidated Real Estate Partnerships represents the Company's share of investments in unconsolidated Real Estate Partnerships' activities, of which each are included on a single line presentation in the Company's consolidated financial statements in accordance with GAAP.

Supplemental Information 4

Consolidated Statements of Operations

For the Periods Ended March 31, 2026 and 2025

(in thousands)

(unaudited)

	Three Months Ended
	2026	2025
Revenues:
Lease income	$402,613	371,079
Other property income	2,907	3,021
Management, transaction, and other fees	6,933	6,812
Total revenues	412,453	380,912

Operating Expenses:
Depreciation and amortization	106,422	96,774
Property operating expense	73,300	68,459
Real estate taxes	51,410	46,360
General and administrative	25,606	21,600
Other operating expenses	1,001	1,688
Total operating expenses	257,739	234,881

Other Expense, net:
Interest expense, net	52,185	48,013
Gain on sale of real estate, net of tax	(7,194)	(101)
Net investment (income) expense	(695)	761
Total other expense, net	44,296	48,673

Income before equity in income of
investments in real estate partnerships	110,418	97,358

Equity in income of investments in real estate partnerships	22,380	14,495

Net income	132,798	111,853

Noncontrolling Interests:
Exchangeable operating partnership units	(2,617)	(642)
Limited partners' interests in consolidated partnerships	(1,632)	(1,624)
Net income attributable to noncontrolling interests	(4,249)	(2,266)

Net income attributable to the Company	128,549	109,587

Preferred stock dividends	(3,413)	(3,413)
Net income attributable to common shareholders	$125,136	106,174

These consolidated statements of operations should be read in conjunction with the Company's most recent Form 10-Q and Form 10-K filed with the Securities and Exchange Commission.

Supplemental Information 5

Supplemental Details of Operations (Consolidated Only)

For the Periods Ended March 31, 2026 and 2025

(in thousands)

		Three Months Ended
		2026	2025
	Revenues:
*	Base rent	$275,178	254,556
*	Recoveries from tenants	103,261	91,481
*	Percentage rent	7,435	6,658
*	Termination fees	2,115	2,127
*	Uncollectible lease income	(1,499)	(386)
*	Other lease income	5,979	4,286
	Straight-line rent on lease income	4,556	5,607
	Above/below market rent amortization	5,588	6,750
	Lease income, net	402,613	371,079

*	Other property income	2,907	3,021

	Property management fees	4,082	4,110
	Asset management fees	1,775	1,717
	Leasing commissions and other fees	1,076	985
	Management, transaction, and other fees	6,933	6,812

	Total revenues	$412,453	380,912

	Operating Expenses:
	Depreciation and amortization (including FF&E)	$106,422	96,774

*	Operating and maintenance	68,892	64,121
*	Ground rent	3,491	3,417
*	Termination expense	-	49
	Straight-line rent on ground rent	381	337
	Above/below market ground rent amortization	536	535
	Property operating expense	73,300	68,459

*	Real estate taxes	51,410	46,360

	Gross general & administrative	25,084	22,314
	Stock-based compensation	5,868	5,443
	Capitalized direct overhead costs	(6,112)	(5,636)
	General & administrative, net (1)	24,840	22,121
	Loss (Income) on deferred compensation plan (2)	766	(521)
	General & administrative	25,606	21,600

	Other expenses	803	1,272
	Development pursuit costs, net	198	416
	Other operating expenses	1,001	1,688

	Total operating expenses	$257,739	234,881

	Other Expense, net:
	Gross interest expense	$52,873	48,141
	Derivative amortization	48	226
	Debt cost amortization	1,992	1,697
	Debt and derivative mark-to-market amortization	1,936	1,405
	Capitalized interest	(2,713)	(2,112)
	Interest income	(1,951)	(1,344)
	Interest expense, net	52,185	48,013

	Gain on sale of real estate, net of tax	(7,194)	(101)
	Net investment (income) expense (2)	(695)	761

	Total other expense, net	$44,296	48,673

	Consolidated NOI	$271,583	247,796

* Component of Net Operating Income

(1)
General & administrative, net is referenced and reflected as G&A expense, net in earnings guidance on page 27.
(2)
The change in value of participant obligations within Regency’s non-qualified deferred compensation plan is included in General and administrative expense, which is offset by changes in value of assets held in the plan which is included in Net investment (income) expense.

These consolidated supplemental details of operations should be read in conjunction with the Company's most recent Form 10-Q and Form 10-K filed with the Securities and Exchange Commission.
Supplemental Information 6

Supplemental Details of Operations (Real Estate Partnerships Only)

For the Periods Ended March 31, 2026 and 2025

(in thousands)

		Noncontrolling Interests		Share of Unconsolidated Real Estate Partnerships
		Three Months Ended		Three Months Ended
		2026	2025	2026	2025
	Revenues:
*	Base rent	$(2,369)	(2,310)	$26,445	27,801
*	Recoveries from tenants	(879)	(717)	9,659	9,905
*	Percentage rent	-	(9)	858	810
*	Termination fees	(1)	(88)	19	198
*	Uncollectible lease income	(3)	39	(22)	(50)
*	Other lease income	(47)	(41)	463	372
	Straight-line rent on lease income	(117)	(63)	269	907
	Above/below market rent amortization	-	57	207	198
	Lease income	(3,416)	(3,132)	37,898	40,141

*	Other property income	(44)	(1)	855	359

	Asset management fees	-	-	(281)	(261)

	Total revenues	$(3,460)	(3,133)	$38,472	40,239

	Operating Expenses:
	Depreciation and amortization (including FF&E)	(932)	(902)	8,951	8,755

*	Operating and maintenance	(736)	(646)	6,468	6,487
*	Ground rent	(38)	(33)	71	69

	Straight-line rent on ground rent	(13)	(13)	-	-
	Above/below market ground rent amortization	-	-	10	9
	Property operating expense	(787)	(692)	6,549	6,565

*	Real estate taxes	(400)	(244)	4,758	4,893

	General & administrative, net (1)	-	-	54	72

	Other operating expenses	646	708	269	333

	Total operating expenses	$(1,473)	(1,130)	$20,581	20,618

	Other Expense, net:
	Gross interest expense	(347)	(379)	5,637	5,584
	Debt cost amortization	(10)	(13)	199	219
	Debt and derivative mark-to-market amortization	(14)	(14)	20	(99)
	Capitalized interest	-	-	(383)	(420)
	Interest income	16	27	(109)	(158)
	Interest expense, net	(355)	(379)	5,364	5,126

	Gain on sale of real estate	-	-	(9,853)	-

	Total other expense, net	$(355)	(379)	$(4,489)	5,126

	Share of NOI	$(2,169)	(2,204)	$26,980	27,946

* Component of Net Operating Income

(1)
General & administrative, net is referenced and reflected as G&A expense, net in earnings guidance on page 27.

Note

Noncontrolling interests represent limited partners’ interests in consolidated Real Estate Partnerships’ activities. Share of Unconsolidated Real Estate Partnerships represents the Company’s share of investments in unconsolidated Real Estate Partnerships’ activities, of which each are included on a single line presentation in the Company’s consolidated financial statements in accordance with GAAP.

Supplemental Information 7

Supplemental Details of Same Property NOI

For the Periods Ended March 31, 2026 and 2025

(in thousands)

	Three Months Ended
	2026	2025	Change
Same Property NOI Detail:

Real Estate Revenues:
Base Rent	$291,166	281,394
Recoveries from Tenants	109,843	100,695
Percentage Rent	8,131	7,319
Uncollectible Lease Income	(1,506)	(545)
Other Lease Income	6,257	4,665
Other Property Income	3,147	2,714
Total Real Estate Revenues	417,038	396,242

Real Estate Operating Expenses:
Operating and Maintenance	73,058	68,454
Real Estate Taxes	54,684	50,427
Ground Rent	3,662	3,688
Total Real Estate Operating Expenses	131,404	122,569

Same Property NOI	$285,634	273,673	4.4%

Same Property NOI without Redevelopments	$242,476	235,922	2.8%

Expense Recovery Ratio	86.0%	84.7%

NOI Margin	68.5%	69.1%

Percent Contribution to Same Property NOI Performance:
Base rent	3.6%
Uncollectible lease income	-0.3%
Net expense recoveries	0.1%
Other lease / property income	0.7%
Percentage rent	0.3%
Same Property NOI (% impact)	4.4%

Reconciliation of Net Income Attributable to Common Shareholders to Same Property NOI:

Net income attributable to common shareholders	$125,136	106,174
Less:
Management, transaction, and other fees	(6,933)	(6,812)
Other (1)	(11,396)	(13,689)
Plus:
Depreciation and amortization	106,422	96,774
General and administrative	25,606	21,600
Other operating expense	1,001	1,688
Other expense, net	44,296	48,673
Equity in income of investments in real estate partnerships excluded from NOI (2)	4,600	13,451
Net income attributable to noncontrolling interests	4,249	2,266
Preferred stock dividends	3,413	3,413
NOI	296,394	273,538

Less non-same property NOI (3)	(10,760)	135

Same Property NOI	$285,634	273,673
(1)
Includes straight-line rental income and expense, net of reserves, above and below market rent amortization, other fees, and noncontrolling interests.
(2)
Includes non-NOI income and expenses incurred at our unconsolidated Real Estate Partnerships, such as, but not limited to, straight-line rental income, above and below market rent amortization, depreciation and amortization, interest expense, and real estate gains and impairments.
(3)
Includes revenues and expenses attributable to Non-Same Property, Property in Development, termination fees, corporate activities, and noncontrolling interests.

Supplemental Information 8

Reconciliations of Non-GAAP Financial Measures

For the Periods Ended March 31, 2026 and 2025

(in thousands, except per share data)

	Three Months Ended
	2026	2025

Reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO:

Net Income Attributable to Common Shareholders	$125,136	106,174
Adjustments to reconcile to Nareit Funds From Operations (1):
Depreciation and amortization (excluding FF&E)	113,562	104,034
Gain on sale of real estate, net of tax	(17,047)	(101)
Exchangeable operating partnership units	2,617	642
Nareit FFO	$224,268	210,749

Nareit FFO per share (diluted)	$1.20	1.15
Weighted average shares (diluted)	187,220	182,910

Reconciliation of Nareit FFO to Core Operating Earnings:

Nareit FFO	$224,268	210,749
Adjustments to reconcile to Core Operating Earnings (1):
Certain Non-Cash Items
Straight-line rent	(6,618)	(6,513)
Uncollectible straight-line rent	2,180	376
Above/below market rent amortization, net	(5,249)	(6,461)
Debt and derivative mark-to-market amortization	1,942	1,292
Core Operating Earnings	$216,523	199,443

Core Operating Earnings per share (diluted)	$1.16	1.09
Weighted average shares (diluted)	187,220	182,910

Reconciliation of Core Operating Earnings to AFFO:

Core Operating Earnings	$216,523	199,443
Adjustments to reconcile to AFFO (1):
Operating capital expenditures	(27,087)	(23,753)
Debt cost and derivative adjustments	2,230	2,129
Stock-based compensation	5,868	5,443
AFFO	$197,534	183,262
(1)
Includes Regency’s consolidated entities and its share of unconsolidated Real Estate Partnerships, net of share attributable to noncontrolling interests, which can be found on page 4 and 7.

Supplemental Information 9

Capital Expenditures and Additional Disclosures

For the Periods Ended March 31, 2026 and 2025

(in thousands)

	Three Months Ended
	2026	2025
Capital Expenditures:

Operating Properties (1)
Tenant allowance and landlord work	$15,625	13,243
Leasing commissions	6,139	5,063
Leasing Capital Expenditures	21,764	18,306

Building improvements	5,323	5,447
Operating Capital Expenditures	$27,087	23,753

Development & Redevelopment Properties (1)
Ground-up development	$29,329	34,154
Redevelopment	71,371	32,752
Development & Redevelopment Expenditures	$100,700	66,906

Reconciliation of Net Income to Nareit EBITDAre:

Net Income	$132,798	111,853
Adjustments to reconcile to Nareit EBITDAre (2):
Interest expense	59,609	54,641
Income tax expense	125	121
Depreciation and amortization	115,373	105,529
Gain on sale of real estate, net of tax	(17,047)	(101)
Nareit EBITDAre	$290,858	272,043

Reconciliation of Nareit EBITDAre to Operating EBITDAre:

Nareit EBITDAre	$290,858	272,043
Adjustments to reconcile to Operating EBITDAre (2):
Straight-line rent, net	(4,542)	(6,187)
Above/below market rent amortization, net	(5,249)	(6,404)
Operating EBITDAre	$281,067	259,452
(1)
Includes Regency's consolidated entities and its share of unconsolidated Real Estate Partnerships, net of share attributable to noncontrolling interests.
(2)
Includes Regency's consolidated entities and its share of unconsolidated Real Estate Partnerships.

Supplemental Information 10

Summary of Consolidated Debt

March 31, 2026 and December 31, 2025

(in thousands)

Total Debt Outstanding:	3/31/2026	12/31/2025
Notes Payable:
Fixed rate mortgage loans(1)	$656,287	$746,437
Fixed rate unsecured public debt	4,118,064	3,673,647
Fixed rate unsecured private debt	199,583	199,217
Unsecured credit facility:
Revolving line of credit	30,000	120,000
Total	$5,003,934	$4,739,301

Schedule of Maturities by Year:	Scheduled Principal Payments	Mortgage Loan Maturities	Unsecured Maturities (2)	Total	Weighted Average Contractual Interest Rate on Maturities
2026	$9,634	59,849	200,000	269,483	4.00%
2027	10,051	222,558	525,000	757,609	3.65%
2028	8,365	51,939	330,000	390,304	4.39%
2029	5,619	97,120	425,000	527,739	3.19%
2030	5,445	2,163	600,000	607,608	3.70%
2031	5,263	30,902	-	36,165	3.68%
2032	3,120	57,121	400,000	460,241	4.84%
2033	2,992	-	450,000	452,992	4.50%
2034	3,117	-	400,000	403,117	5.25%
2035	3,247	-	325,000	328,247	5.10%
>10 years	6,469	102,652	725,000	834,121	4.47%
Unamortized debt premium/(discount), net of issuance costs	-	(31,339)	(32,353)	(63,692)
	$63,322	592,965	4,347,647	5,003,934	4.23%

Percentage of Total Debt:	3/31/2026	12/31/2025
Fixed	99.4%	97.5%
Variable	0.6%	2.5%

Current Weighted Average Contractual Interest Rates:(3)
Fixed	4.2%	4.2%
Variable	4.4%	4.4%
Combined	4.2%	4.2%

Current Weighted Average Effective Interest Rate:(4)
Combined	4.5%	4.5%

Average Years to Maturity:
Fixed	7.0	7.2
Variable	2.1	2.3
(1)
Includes variable rate mortgage loans that have been fixed through interest rate swaps.
(2)
Includes unsecured public and private placement debt and any drawn balance on unsecured revolving line of credit.
(3)
Interest rates are calculated as of the quarter end.
(4)
Effective interest rates are calculated in accordance with US GAAP, as of the quarter end, and include the impact of debt premium/(discount) amortization, issuance cost amortization, interest rate swaps, and facility fees.

Supplemental Information 11

Details of Consolidated Debt

March 31, 2026 and December 31, 2025

(in thousands)

		Contractual		Effective
Lender	Collateral	Rate		Rate(1)	Maturity	3/31/2026	12/31/2025
Secured Debt - Fixed Rate Mortgage Loans
M&T Bank	Cos Cob Plaza & Greenwich Commons	3.48%			10/01/26	$7,941	$8,037
PNC Bank	The Longmeadow Shops	5.56%			12/01/26	13,000	13,000
Santander Bank	Baederwood Shoppes	3.28%			12/19/26	24,365	24,365
TD Bank	Black Rock Shopping Center	6.03%			12/31/26	14,882	14,939
Voya Retire Insurance and Annuity Co.	Meadtown Shopping Center	3.85%			01/01/27	8,687	8,765
Voya Retire Insurance and Annuity Co.	Midland Park Shopping Center	3.85%			01/01/27	16,440	16,588
Voya Retire Insurance and Annuity Co.	Valley Ridge Shopping Center	3.85%			01/01/27	15,562	15,702
Voya Retire Insurance and Annuity Co.	Cedar Hill Shopping Center	3.85%			01/01/27	6,526	6,585
The Guardian Life Insurance of America	Willa Springs	3.81%			03/01/27	16,700	16,700
The Guardian Life Insurance of America	Alden Bridge	3.81%			03/01/27	26,000	26,000
The Guardian Life Insurance of America	Bethany Park Place	3.81%			03/01/27	10,200	10,200
The Guardian Life Insurance of America	Blossom Valley	3.81%			03/01/27	22,300	22,300
The Guardian Life Insurance of America	Dunwoody Hall	3.81%			03/01/27	13,800	13,800
The Guardian Life Insurance of America	Hasley Canyon Village	3.81%			03/01/27	16,000	16,000
PNC Bank	Fellsway Plaza	4.06%			06/02/27	33,583	33,727
M&T Bank	Ridgeway Shopping Center	3.40%			07/01/27	40,369	40,688
New York Life Insurance	Oak Shade Town Center	6.05%			05/10/28	2,140	2,369
Provident Bank	Washington Commons	4.83%			08/15/28	8,137	8,210
TD Bank	Brick Walk Shopping Center	6.71%			09/19/28	30,134	30,234
New York Life Insurance	Von's Circle Center	5.20%			10/10/28	2,416	2,634
Bank of New York Mellon	Putnam Plaza	4.81%			10/17/28	16,431	16,531
American United Life Insurance Company	Ferry Plaza	4.63%			04/01/29	8,043	8,131
M&T Bank	Old Kings Market	4.82%			04/03/29	21,979	22,111
Bank of New York Mellon	Lakeview Shopping Center	3.63%			06/25/29	10,337	10,407
State Farm	Brentwood Place	3.50%			09/01/29	43,500	43,500
The Prudential Insurance Company of America	Shops at Erwin Mill	5.71%			09/05/29	12,000	12,000
Bank of New York Mellon	McLean Plaza	5.74%			11/18/29	5,000	5,000
Tanglewood Shopping Center Co.	Tanglewood Shopping Center	5.05%			03/29/30	513	513
Tanglewood Shopping Center Co.	Tanglewood Shopping Center	4.55%			03/29/30	1,650	1,650
Security Life of Denver Insurance Co.	Newfield Green	3.89%			08/01/31	18,031	18,175
American United Life Insurance Company	South Pass Village	3.50%			11/01/31	19,143	19,258
RGA Reinsurance Company	Boonton Shopping Center	3.45%			01/01/32	10,062	10,123
Bank of New York Mellon	The Dock-Dockside & The Dock-Railside	3.05%			01/31/32	31,925	32,125
Bank of New York Mellon	High Ridge Center	5.55%			02/20/32	10,000	10,000
City of Rollingwood	Shops at Mira Vista	8.00%			03/01/32	132	137
John Hancock	Terrace Shops	3.87%			06/01/32	13,931	14,007
First County Bank	Old Greenwich CVS	5.63%			06/01/37	789	799
John Hancock	Sendero Marketplace	4.45%			07/01/37	6,534	6,567
John Hancock	Sendero Marketplace	4.52%			07/01/37	37,744	37,971
State Farm	Bridgepark Plaza	3.63%			03/01/38	17,100	17,383
John Hancock	Mercantile East	4.07%			08/01/38	33,000	33,000
John Hancock	Mercantile West	4.26%			10/01/38	40,600	40,600
Metropolitan Life Insurance Company	Westbury Plaza	3.76%			02/01/26	-	88,000
Unamortized discount on assumed debt of acquired properties, net of issuance costs						(31,339)	(32,394)
Total Fixed Rate Mortgage Loans		4.17%		4.77%		$656,287	$746,437

Unsecured Debt
Debt Placement (5/11/16)	Fixed-rate unsecured	3.81%			05/11/26	$100,000	$100,000
Debt Placement (8/11/16)	Fixed-rate unsecured	3.91%			08/11/26	100,000	100,000
Debt Offering (1/17/17)	Fixed-rate unsecured	3.60%			02/01/27	525,000	525,000
Debt Offering (3/9/18)	Fixed-rate unsecured	4.13%			03/15/28	300,000	300,000
Debt Offering (8/13/19)	Fixed-rate unsecured	2.95%			09/15/29	425,000	425,000
Debt Offering (5/13/20)	Fixed-rate unsecured	3.70%			06/15/30	600,000	600,000
Debt Offering (5/8/25)	Fixed-rate unsecured	5.00%			07/15/32	400,000	400,000
Debt Offering (2/18/26)	Fixed-rate unsecured	4.50%			03/15/33	450,000	-
Debt Offering (1/18/24)	Fixed-rate unsecured	5.25%			01/15/34	400,000	400,000
Debt Offering (8/15/24)	Fixed-rate unsecured	5.10%			01/15/35	325,000	325,000
Debt Offering (1/17/17)	Fixed-rate unsecured	4.40%			02/01/47	425,000	425,000
Debt Offering (3/6/19)	Fixed-rate unsecured	4.65%			03/15/49	300,000	300,000
Revolving Line of Credit	Variable-rate unsecured	Adjusted SOFR + 0.685%	(2)		03/23/28	30,000	120,000
Unamortized debt discount and issuance costs						(32,353)	(27,136)
Total Unsecured Debt, Net of Discounts		4.23%		4.40%		$4,347,647	$3,992,864

		4.23%		4.55%		$5,003,934	$4,739,301
(1)
Effective interest rates are calculated in accordance with US GAAP, as of the quarter end, and include the impact of debt premium/(discount) amortization, issuance cost amortization, interest rate swaps, and facility and unused fees.
(2)
The interest rate is SOFR plus a 0.100% market adjustment ("Adjusted SOFR") plus our applicable margin of 0.685%. Rate applies to drawn balance only. Additional annual facility fee of 0.115% applies to entire $1.5 billion line of credit. Expiration is subject to two additional six-month periods at the Company’s option.

Supplemental Information 12

Summary of Unsecured Debt Covenants and Leverage Ratios

March 31, 2026

(in thousands)

Outstanding Unsecured Public Debt:	Origination	Maturity	Rate	Balance
	01/17/17	02/01/27	3.600%	$525,000
	03/09/18	03/15/28	4.125%	$300,000
	08/20/19	09/15/29	2.950%	$425,000
	05/13/20	06/15/30	3.700%	$600,000
	05/13/25	07/15/32	5.000%	$400,000
	02/23/26	03/15/33	4.500%	$450,000
	01/18/24	01/15/34	5.250%	$400,000
	08/15/24	01/15/35	5.100%	$325,000
	01/17/17	02/01/47	4.400%	$425,000
	03/06/19	03/15/49	4.650%	$300,000

Unsecured Public Debt Covenants:	Required	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025

Fair Market Value Calculation Method Covenants(1)(2)

Total Consolidated Debt to Total Consolidated Assets	≤ 65%	28%	27%	28%	28%	27%
Secured Consolidated Debt to Total Consolidated Assets	≤ 40%	4%	4%	4%	4%	4%
Consolidated Income for Debt Service to Consolidated Debt Service	≥ 1.5x	4.5x	4.8x	4.5x	4.3x	4.6x
Unencumbered Consolidated Assets to Unsecured Consolidated Debt	>150%	372%	396%	378%	374%	380%

Ratios:		3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Consolidated Only

Net debt to total market capitalization		25.3%	26.0%	25.5%	26.0%	25.0%
Net debt to real estate assets, before depreciation		32.3%	30.9%	31.8%	32.2%	31.8%
Net debt to total assets, before depreciation		29.9%	28.6%	29.4%	29.6%	29.4%

Net debt and preferreds to Operating EBITDAre - TTM		4.9x	4.6x	4.8x	4.9x	4.9x
Fixed charge coverage		4.6x	4.6x	4.6x	4.6x	4.7x
Interest coverage		5.1x	5.2x	5.2x	5.2x	5.3x

Unsecured assets to total real estate assets		88.5%	87.3%	86.9%	88.3%	88.3%
Unsecured NOI to total NOI - TTM		89.7%	89.2%	89.5%	89.4%	89.4%
Unencumbered assets to unsecured debt		297%	317%	300%	295%	306%

Total Pro-Rata Share

Net debt to total market capitalization		27.3%	28.2%	27.7%	28.3%	27.3%
Net debt to real estate assets, before depreciation		33.7%	32.4%	33.4%	33.8%	33.4%
Net debt to total assets, before depreciation		31.1%	29.9%	30.7%	31.0%	30.8%

Net debt and preferreds to Operating EBITDAre - TTM		5.2x	5.1x	5.3x	5.3x	5.3x
Fixed charge coverage		4.2x	4.2x	4.2x	4.2x	4.3x
Interest coverage		4.7x	4.7x	4.7x	4.7x	4.8x
(1)
For a complete listing of all Debt Covenants related to the Company’s Senior Unsecured Notes, as well as definitions of the above terms, please refer to the Company’s filings with the Securities and Exchange Commission.
(2)
Current period debt covenants are finalized and submitted after the Company’s most recent Form 10-Q or Form 10-K filing.
Supplemental Information 13

Summary of Unconsolidated Debt

March 31, 2026 and December 31, 2025

(in thousands)

Total Debt Outstanding:	3/31/2026	12/31/2025
Mortgage loans payable:
Fixed rate secured loans	$1,444,115	$1,442,870
Variable rate secured loans	62,798	60,080
Unsecured credit facility variable rate	13,000	20,000
Total	$1,519,913	$1,522,950

Schedule of Maturities by Year:	Scheduled Principal Payments	Mortgage Loan Maturities	Unsecured Maturities	Total	Weighted Average Contractual Interest Rate on Maturities	Regency's Pro Rata Share	Regency's Pro Rata Weighted Average Contractual Interest Rate on Maturities
2026	$5,323	171,062	13,000	189,385	5.95%	65,063	5.93%
2027	7,303	32,800	-	40,103	2.60%	13,417	2.41%
2028	4,097	231,235	-	235,332	4.86%	81,592	4.98%
2029	2,855	104,434	-	107,289	5.00%	37,157	5.26%
2030	2,349	215,893	-	218,242	3.39%	77,886	3.17%
2031	958	340,600	-	341,558	3.14%	132,608	3.13%
2032	585	206,534	-	207,119	3.56%	71,239	3.38%
2033	406	60,000	-	60,406	5.10%	12,081	5.10%
2034	210	37,497	-	37,707	6.11%	13,941	6.28%
2035	-	-	-	-	0.00%	-	-
>10 Years	-	90,500	-	90,500	5.27%	36,200	5.27%
Unamortized debt premium/(discount) and issuance costs (2)	-	(7,728)	-	(7,728)		(2,713)
	$24,086	1,482,827	13,000	1,519,913	4.24%	538,471	4.18%

Percentage of Total Debt:	3/31/2026	12/31/2025
Fixed	95.0%	94.7%
Variable	5.0%	5.3%

Current Weighted Average Contractual Interest Rates:(1)
Fixed	4.1%	4.0%
Variable	6.0%	6.1%
Combined	4.2%	4.2%

Current Weighted Average Effective Interest Rates:(2)
Combined	4.4%	4.3%

Average Years to Maturity:
Fixed	4.5	4.2
Variable	0.7	0.9
(1)
Interest rates are calculated as of the quarter end.
(2)
Effective interest rates are calculated in accordance with US GAAP, as of the quarter end, and include the impact of debt premium/(discount) amortization, issuance cost, amortization, interest rate swaps, and facility and unused fees.

Supplemental Information 14

Unconsolidated Real Estate Partnerships

March 31, 2026

(in thousands)

					Regency
Investment Partner and	Number of	Total	Total	Total	Ownership	Share	Investment	Equity
Portfolio Summary Abbreviation	Properties	GLA	Assets	Debt	Interest	of Debt	3/31/2026	in Income

State of Oregon
(JV-C2)	23	2,649	$640,186	$311,508	20.00%	$62,302	$58,578	$1,128
(JV-CCV)	1	603	96,972	74,861	30.00%	22,458	6,213	654
	24	3,252	737,158	386,369
GRI
(JV-GRI) (1)	54	7,568	1,321,701	878,140	40.00%	351,256	114,334	12,481

Individual Investors
Ballard Blocks	2	249	111,692	-	49.90%	-	57,543	311
Bloom on Third	1	73	280,791	152,489	35.00%	53,371	47,517	407
Others	8	1,075	211,452	102,915	11.80% - 83.00%	49,084	74,435	7,399

	89	12,217	$2,662,794	$1,519,913		$538,471	$358,620	$22,380

(1)
Effective January 1, 2026, Regency purchased its partner's ownership interest in a property held within unconsolidated real estate partnership. Upon acquisition, this property was consolidated into Regency's financial statements.

Supplemental Information 15

Property Transactions

March 31, 2026

(in thousands)

Acquisitions:

Date	Property Name	Real Estate Partner (REG %)	Market	Total GLA	REG Share of Purchase Price	Weighted Average Cap Rate	Anchor(s)

Jan-26	Haddon Commons	60% Partner Buyout	Haddon Township, NJ	54	$6,300		Acme Markets

	Property Acquisitions			54	$6,300	7.3%

Dispositions:

Date	Property Name	Real Estate Partner (REG %)	Market	Total GLA	REG Share of Purchase Price	Weighted Average Cap Rate	Anchor(s)

				-	$-
				-	$-

$-

Supplemental Information 16

Summary of Developments and Redevelopments

March 31, 2026

(in thousands)

In-Process Developments and Redevelopments (1)
Shopping Center	0	Market	Grocer/Anchor Tenant	Center % Leased	Project Start	Est Initial Rent Commencement (a)	Est Stabilization Year (b)	Net Project Costs (c)	% of Costs Incurred	Stabilized Yield (d)
Ground-up Developments				75%				$338M	42%	7% +/-
Sienna Grande Shops (2)(3)	0	Houston, TX	Retail	65%	Q2-2023	1H-2025	2027	$9M	92%	8% +/-
The Shops at SunVet (2)	0	Long Island, NY	Whole Foods	74%	Q2-2023	1H-2026	2027	$95M	91%	7% +/-
The Village at Seven Pines (2)	0	Jacksonville, FL	Publix	63%	Q3-2025	1H-2027	2028	$112M	19%	8% +/-
Ellis Village Center - Phase 1 (2)	0	Bay Area, CA	Sprouts	100%	Q3-2025	2H-2026	2028	$30M	34%	7% +/-
Culver Commons (2)		Los Angeles, CA	Retail	73%	Q4-2025	1H-2027	2028	$16M	16%	7% +/-
Lone Tree Village (2)		Denver, CO	King Soopers	83%	Q4-2025	1H-2027	2028	$31M	30%	7% +/-
Oak Valley Village (2)(3)		Los Angeles, CA	Target, Sprouts	81%	Q4-2025	2H-2027	2028	$45M	13%	7% +/-
Redevelopments				90%				$297M	50%	10% +/-
Bloom on Third (3)(4)	0	Los Angeles, CA	Whole Foods	88%	Q4-2022	2H-2026	2027	$25M	73%	15% +/-
Serramonte Center - Phase 3	0	San Francisco, CA	Jagalchi	96%	Q2-2023	1H-2025	2026	$43M	46%	11% +/-
West Chester Plaza	0	Cincinnati, OH	Kroger	80%	Q4-2024	2H-2027	2028	$15M	34%	8% +/-
Willows Shopping Center	0	Bay Area, CA	Retail	85%	Q4-2024	1H-2026	2027	$17M	48%	9% +/-
The Crossing Clarendon	0	Metro DC	Whole Foods	93%	Q2-2025	1H-2026	2027	$14M	41%	7% +/-
East Meadow Plaza - Phase 1	0	Long Island, NY	Lidl	90%	Q3-2024	2H-2025	2026	$12M	75%	17% +/-
East Meadow Plaza - Phase 2A	0	Long Island, NY	Lidl	90%	Q3-2025	2H-2026	2027	$16M	52%	8% +/-
Crystal Brook Corner (2)	0	Long Island, NY	Whole Foods	65%	Q1-2026	1H-2027	2028	$59M	55%	7% +/-
Various Redevelopments (est costs < $10 million individually)				90%				$96M	44%	12% +/-
Total In-Process (In Construction)					0			$635M	46%	9% +/-

Current Year Development and Redevelopment Completions
Shopping Center		Market	Project Start	Est Initial Rent Commencement(a)	Est Stabilization Year(b)	Net Project Costs(c)	% of Costs Incurred	Stabilized Yield(d)
Ground-up Developments	0					$36M	93%	7% +/-
Oakley Shops at Laurel Fields (2)		Bay Area, CA	Q3-2024	2H-2025	2026	$36M	93%	7% +/-
Redevelopments						$6M	96%	13% +/-
Redevelopment Completions (est costs < $10 million individually)			-			$6M	96%	13% +/-
Total Completions						$42M	93%	8% +/-

(a)
Estimated Initial Rent Commencement represents the estimated date that the anchor or first tenants at each project will rent commence.
(b)
Estimated Stabilization Year represents the estimated year that the project will reach the stated stabilized yield on an annualized basis.
(c)
Represents Regency's pro-rata share of net project costs.
(d)
A stabilized yield for a redevelopment property represents the incremental NOI (estimated stabilized NOI less NOI prior to project commencement) divided by the total project costs.

(1)
Scope, economics and timing of development and redevelopment projects can change materially from estimates provided.
(2)
Ground-up development or redevelopment that is excluded from the Same Property NOI pool.
(3)
Estimated costs represent Regency's pro-rata share: Sienna Grande Shops (75%); Oak Valley Village (75%); and Bloom on Third (35%)
(4)
GLA and % Leased represents: Bloom on Third – fully redeveloped center (existing center is 73k SF and 100% leased)

Note: Regency’s Estimate of Net GAAP Project Costs, after additional interest and overhead capitalization, is $697M for Ground-up Developments and Redevelopments In-Process. Percent of costs incurred is 46% for Ground-up Developments and Redevelopments In-Process.

Supplemental Information 17

Summary of In-Process Developments and Redevelopments

March 31, 2026

(in thousands)

In-Process Development and Redevelopment Descriptions	0
Ground-up Developments	0
Sienna Grande Shops	Phase 1 features approximately 30K SF of shop space and outparcels in a master-planned development outside of Houston, TX, ranked among the top-selling communities nationally.
The Shops at SunVet	Located in Long Island, NY, the project will transform a vacant enclosed mall into a 170K SF open-air center featuring Whole Foods, junior anchors, shop space, and outparcels.
The Village at Seven Pines	239K SF center anchored by Publix, leading restaurants and retailers, and Class A office space that will serve as Regency’s new corporate headquarters.
Ellis Village Center (South)	Located in the Bay Area, 49K SF shopping center anchored by Sprouts and multiple shop buildings.
Culver Commons	13K SF retail center in extremely high barrier to entry West L.A. submarket.
Lone Tree Village	158K SF development in a high-growth corridor of Denver, CO, featuring a best-in-class grocer.
Oak Valley Village	Located east of L.A., the 230K SF ground-up development will feature Target and Sprouts.
Redevelopments	0
Bloom on Third	Redevelopment in Los Angeles, CA, which includes new retail space and a ground lease for mid-rise luxury apartments constructed and operated by a leading multifamily developer.
Serramonte Center - Phase 3	Former J.C. Penney box and two exterior pads. The former J.C. Penney box will feature Jagalchi, a leading Asian grocer with locations in South Korea, China, and the US.
West Chester Plaza	Redevelopment includes a new 123K SF Kroger and multiple shop buildings. The project will be staggered to accommodate continuous operation of Kroger in its existing location.
Willows Shopping Center	Redevelopment will revitalize the existing shopping center and include extensive site reconfiguration, construction of a new 14K SF building, and enhanced façades.
The Crossing Clarendon	Reconfiguration of a two-level junior anchor box, with multiple leading retailers, plus façade enhancements and other site improvements.
East Meadow Plaza - Phase 1	Acquired in 2022 with the intention of redevelopment. Phase 1 includes various site improvements, complete facade renovation, and reconfigured space for leading retailers.
East Meadow Plaza - Phase 2A	Phase 2A includes demolition of a vacant office building, plus the addition of multiple outparcel buildings and other site enhancements.
Crystal Brook Corner	125K SF major redevelopment that will feature a new 36K SF Whole Foods, shop space, and multiple outparcels. The redevelopment will include new façades and extensive sitework.

Supplemental Information 18

Leasing Statistics

March 31, 2026

(Retail Operating Properties Only)

Leasing Statistics - Comparable
Total	Leasing Transactions	GLA (in 000s)	New Base Rent/Sq. Ft	Rent Spread % (Cash)	Rent Spread % (Straight-lined)	Weighted Avg. Lease Term	Tenant Allowance & Landlord Work /Sq. Ft.
1st Quarter 2026	354	1,494	$32.10	12.1%	24.3%	6.3	$9.41
4th Quarter 2025	377	1,652	29.22	12.0%	24.5%	6.8	8.92
3rd Quarter 2025	366	1,821	27.88	12.8%	22.9%	6.6	6.29
2nd Quarter 2025	422	1,915	26.29	10.0%	19.3%	5.9	7.21
Total - 12 months	1,519	6,881	$28.71	11.7%	22.7%	6.4	$7.87

New Leases	Leasing Transactions	GLA (in 000s)	New Base Rent/Sq. Ft	Rent Spread % (Cash)	Rent Spread % (Straight-lined)	Weighted Avg. Lease Term	Tenant Allowance & Landlord Work /Sq. Ft.
1st Quarter 2026	82	261	$38.54	26.6%	43.1%	11.3	$46.07
4th Quarter 2025	106	366	37.21	10.2%	24.6%	8.9	39.99
3rd Quarter 2025	92	339	32.80	28.3%	41.9%	10.7	29.73
2nd Quarter 2025	102	307	36.73	14.4%	27.7%	9.9	46.36
Total - 12 months	382	1,273	$36.24	18.9%	33.3%	10.1	$40.06

Renewals	Leasing Transactions	GLA (in 000s)	New Base Rent/Sq. Ft	Rent Spread % (Cash)	Rent Spread % (Straight-lined)	Weighted Avg. Lease Term	Tenant Allowance & Landlord Work /Sq. Ft.
1st Quarter 2026	272	1,233	$30.69	8.6%	19.7%	5.2	$1.41
4th Quarter 2025	271	1,286	27.08	12.6%	24.5%	6.2	0.59
3rd Quarter 2025	274	1,481	26.80	9.3%	18.3%	5.7	1.13
2nd Quarter 2025	320	1,608	24.54	8.9%	17.2%	5.3	0.64
Total - 12 months	1,137	5,608	$27.08	9.8%	19.8%	5.6	$0.92

Leasing Statistics - Comparable and Non-comparable
Total	Leasing Transactions	GLA (in 000s)	New Base Rent/Sq. Ft			Weighted Avg. Lease Term	Tenant Allowance & Landlord Work /Sq. Ft.
1st Quarter 2026	433	1,788	$31.22			7.0	$17.90
4th Quarter 2025	448	1,959	29.84			7.2	16.79
3rd Quarter 2025	452	2,265	25.92			7.5	8.35
2nd Quarter 2025	491	2,098	27.28			5.8	10.27
Total - 12 months	1,824	8,110	$28.42			6.9	$13.05

Notes:

•
Represents Regency's consolidated and pro-rata share of real estate partnerships. Number of leasing transactions and GLA leased reported at 100%; All other statistics reported at pro-rata share.
•
All amounts reported at execution.
•
Rent Spreads are calculated on a comparable-space, cash basis for new and renewal leases executed and include all leasing transactions, including spaces vacant > 12 months.
•
Rent Spreads % (Cash) represent the percentage change between the initial 12 months of rent of the executed lease and the last contractual rent as of the move out date of the prior lease.
•
Rent Spreads % (Straight-lined) represent the percentage change between the average rent over the duration of the executed lease and the average rent over the duration of the prior lease.
•
Tenant Allowance & Landlord Work includes costs for landlord work required to return space to a baseline condition, as well as tenant allowances and improvements as it relates to a specific lease.

Supplemental Information 19

New Lease Net Effective Rent and Leases Signed Not Yet Commenced

March 31, 2026

(Retail Operating Properties Only)

New Lease Net Effective Rent (1)

	Trailing Twelve Months	Three Months Ended
	3/31/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
New Leases weighted avg. over lease term:

Base rent	$36.79	$36.48	$40.50	$30.29	$42.01	$38.91

Tenant allowance and landlord work (2)	(5.12)	(5.49)	(6.14)	(3.25)	(6.00)	(5.57)

Third party leasing commissions	(1.13)	(1.11)	(1.30)	(0.82)	(1.40)	(1.44)

Net Effective Rent	$30.55	$29.87	$33.06	$26.22	$34.62	$31.90

Net effective rent/base rent	83%	82%	82%	87%	82%	82%

Weighted avg. lease term (years)	10.9	11.3	9.6	12.8	9.5	8.4

Percent of New Leases by Anchor & Shop

Anchor	45%	46%	44%	56%	27%	28%

Shop	55%	54%	56%	44%	73%	72%

Leases Signed Not Yet Commenced (3)

As of 3/31/2026:	Leases	GLA (in 000s)	Annual ABR ($ in 000s)	Annual ABR ($ PSF)

Anchor	30	602	$12,082	$22.86

Shop	292	757	30,167	43.04

Total	322	1,359	$42,249	$34.37
(1)
Includes comparable and non-comparable leasing transactions.
(2)
Tenant Allowance & Landlord Work includes costs for landlord work required to return space to a baseline condition, as well as tenant allowances and improvements as it relates to a specific lease.
(3)
Only represents leases on spaces that are currently vacant.

Note: Represents Regency's wholly owned and pro-rata share of real estate partnerships, except GLA which is shown at 100%.

Supplemental Information 20

Annual Base Rent by State

March 31, 2026

(in thousands)

State	Number of Properties	GLA	% Leased(1)	ABR	ABR/Sq. Ft.	% of Number of Properties	% of GLA	% of ABR
California	78	10,186	95.7%	$312,384	$32.15	16.2%	20.1%	24.6%
Florida	91	10,843	96.5%	234,323	22.59	18.9%	21.4%	18.4%
New York	47	3,792	93.9%	113,303	32.06	9.8%	7.5%	8.9%
Connecticut	42	3,954	96.2%	106,734	28.29	8.7%	7.8%	8.4%
Texas	33	3,929	95.9%	83,468	22.29	6.9%	7.8%	6.6%
Georgia	22	2,152	96.9%	52,748	25.63	4.6%	4.2%	4.1%
Virginia	18	1,631	97.5%	49,892	31.65	3.7%	3.2%	3.9%
New Jersey	20	1,730	96.8%	42,304	25.29	4.2%	3.4%	3.3%
North Carolina	17	1,611	97.8%	38,001	24.19	3.5%	3.2%	3.0%
Washington	17	1,268	95.0%	36,211	30.60	3.5%	2.5%	2.8%
Illinois	11	1,362	98.3%	30,390	22.70	2.3%	2.7%	2.4%
Massachusetts	8	905	96.4%	28,893	33.24	1.7%	1.8%	2.3%
Colorado	19	1,540	96.3%	25,773	17.32	4.0%	3.0%	2.0%
Pennsylvania	8	747	97.0%	19,879	27.45	1.7%	1.5%	1.6%
Maryland	11	638	97.0%	19,446	32.01	2.3%	1.3%	1.5%
Ohio	8	1,237	97.1%	16,906	14.15	1.7%	2.4%	1.3%
Oregon	8	784	95.6%	16,740	22.38	1.7%	1.5%	1.3%
Minnesota	5	390	90.1%	7,457	21.30	1.0%	0.8%	0.6%
Indiana	3	428	97.2%	8,168	19.64	0.6%	0.8%	0.6%
Tennessee	4	638	100.0%	12,737	20.01	0.8%	1.3%	1.0%
Delaware	2	258	96.3%	5,128	20.78	0.4%	0.5%	0.4%
Missouri	4	408	99.7%	4,630	11.38	0.8%	0.8%	0.4%
South Carolina	2	83	100.0%	2,297	27.70	0.4%	0.2%	0.2%
Rhode Island	1	111	100.0%	2,412	21.71	0.2%	0.2%	0.2%
Washington, D.C.	2	30	100.0%	1,607	54.33	0.4%	0.1%	0.1%
Total All Properties	481	50,654	96.2%	$1,271,832	$26.25	100%	100%	100%

Note: Represents Regency's consolidated and pro-rata share of real estate partnerships.

(1)
Includes Properties in Development and leases that are executed but have not commenced.

Supplemental Information 21

Annual Base Rent by CBSA

March 31, 2026

(in thousands)

Largest CBSAs by Population(1)	Number of Properties	GLA	% Leased(2)	ABR	ABR/Sq. Ft.	% of Number of Properties	% of GLA	% of ABR
1) New York-Newark-Jersey City	66	5,468	94.8%	$154,732	$29.87	13.7%	10.8%	12.2%
2) Los Angeles-Long Beach-Anaheim	30	3,168	98.1%	$107,374	$34.54	6.2%	6.3%	8.4%
3) Chicago-Naperville-Elgin	12	1,651	98.4%	$35,592	$21.90	2.5%	3.3%	2.8%
4) Dallas-Fort Worth-Arlington	11	917	98.3%	$21,607	$23.96	2.3%	1.8%	1.7%
5) Houston-Woodlands-Sugar Land	16	2,128	93.8%	$42,147	$21.12	3.3%	4.2%	3.3%
6) Atlanta-SandySprings-Alpharett	22	2,152	96.9%	$52,748	$25.28	4.6%	4.2%	4.1%
7) Washington-Arlington-Alexandri	25	1,869	97.6%	$58,932	$32.31	5.2%	3.7%	4.6%
8) Philadelphia-Camden-Wilmington	8	809	96.4%	$20,884	$26.78	1.7%	1.6%	1.6%
9) Miami-Ft Lauderdale-PompanoBch	39	4,993	96.1%	$121,786	$25.39	8.1%	9.9%	9.6%
10) Phoenix-Mesa-Chandler	-	-	-	-	-	-	-	-
11) Boston-Cambridge-Newton	7	807	96.9%	$25,757	$32.94	1.5%	1.6%	2.0%
12) San Francisco-Oakland-Berkeley	19	3,449	93.1%	$104,828	$32.64	4.0%	6.8%	8.2%
13) Rvrside-San Bernardino-Ontario	2	344	87.1%	$5,648	$18.84	0.4%	0.7%	0.4%
14) Detroit-Warren-Dearborn	-	-	-	-	-	-	-	-
15) Seattle-Tacoma-Bellevue	17	1,268	95.0%	$36,211	$30.05	3.5%	2.5%	2.8%
16) Minneapol-St. Paul-Bloomington	5	390	90.1%	$7,457	$21.25	1.0%	0.8%	0.6%
17) Tampa-St Petersburg-Clearwater	9	1,309	99.5%	$28,522	$21.89	1.9%	2.6%	2.2%
18) San Diego-Chula Vista-Carlsbad	10	1,383	98.0%	$44,339	$32.74	2.1%	2.7%	3.5%
19) Denver-Aurora-Lakewood	11	1,072	95.8%	$17,255	$16.80	2.3%	2.1%	1.4%
20) Orlando-Kissimmee-Sanford	7	833	96.5%	$17,370	$21.63	1.5%	1.6%	1.4%
21) Charlotte-Concord-Gastonia	4	609	97.0%	$15,697	$26.60	0.8%	1.2%	1.2%
22) Baltimore-Columbia-Towson	4	267	97.8%	$7,645	$29.30	0.8%	0.5%	0.6%
23) St. Louis	4	408	99.7%	$4,630	$11.38	0.8%	0.8%	0.4%
24) San Antonio-New Braunfels	-	-	-	-	-	-	-	-
25) Austin-Round Rock-Georgetown	6	885	98.3%	$19,713	$22.66	1.2%	1.7%	1.6%
26) Portland-Vancouver-Hillsboro	5	442	94.7%	$9,711	$23.20	1.0%	0.9%	0.8%
27) Sacramento-Roseville-Folsom	4	318	98.6%	$7,580	$24.19	0.8%	0.6%	0.6%
28) Pittsburgh	-	-	-	-	-	-	-	-
29) Las Vegas-Henderson-Paradise	-	-	-	-	-	-	-	-
30) Cincinnati	5	908	96.0%	$12,711	$14.57	1.0%	1.8%	1.0%
31) Kansas City	-	-	-	-	-	-	-	-
32) Nashvil-Davdsn-Murfree-Frankln	4	638	100.0%	$12,737	$19.98	0.8%	1.3%	1.0%
33) Indianapolis-Carmel-Anderson	2	139	93.6%	$2,966	$22.83	0.4%	0.3%	0.2%
34) Cleveland-Elyria	-	-	-	-	-	-	-	-
35) San Jose-Sunnyvale-Santa Clara	6	653	97.3%	$21,544	$33.89	1.2%	1.3%	1.7%
36) Virginia Beach-Norfolk-Newport News	-	-	-	-	-	-	-	-
37) Jacksonville	20	2,152	95.4%	$39,446	$19.21	4.2%	4.2%	3.1%
38) Providence-Warwick	1	111	100.0%	$2,412	$21.71	0.2%	0.2%	0.2%
39) Raleigh-Cary	9	704	98.9%	$16,789	$24.12	1.9%	1.4%	1.3%
40) Milwaukee-Waukesha	-	-	-	-	-	-	-	-
41) Oklahoma City	-	-	-	-	-	-	-	-
42) Louisville/Jefferson County	-	-	-	-	-	-	-	-
43) Memphis	-	-	-	-	-	-	-	-
44) Salt Lake City	-	-	-	-	-	-	-	-
45) Birmingham-Hoover	-	-	-	-	-	-	-	-
46) Fresno	-	-	-	-	-	-	-	-
47) Grand Rapids-Kentwood	-	-	-	-	-	-	-	-
48) Buffalo-Cheektowaga	-	-	-	-	-	-	-	-
49) Hartford-E Hartford-Middletown	2	304	97.4%	$6,222	$21.02	0.4%	0.6%	0.5%
50) Tucson	-	-	-	-	-	-	-	-
Top 50 CBSAs by Population	392	42,546	96.2%	$1,082,993	$26.62	81.5%	84.0%	85.2%

CBSAs Ranked 51 - 75 by Population	47	4,093	96.6%	$115,634	$29.57	9.8%	8.1%	9.1%

CBSAs Ranked 76 - 100 by Population	22	1,996	96.5%	$38,599	$20.06	4.6%	3.9%	3.0%

Other CBSAs	20	2,019	95.8%	$34,607	$17.96	4.2%	4.0%	2.7%

Total All Properties	481	50,654	96.2%	$1,271,832	$26.25	100.0%	100.0%	100.0%

Note: Represents Regency's consolidated and pro-rata share of real estate partnerships

(1)
Population Data Source: ESRI
(2)
Includes Properties in Development and leases that are executed but have not commenced.

Supplemental Information 22

Annual Base Rent By Tenant Category

March 31, 2026

Tenant Category Exposure	% of ABR(1)
Grocery	20%
Restaurant - Quick Service/Fast Casual	14%
Personal Services	7%
Medical	7%
Restaurant - Full Service	6%
Fitness	6%
Off-Price	5%
Apparel/Accessories	5%
Banks	4%
Business Services	4%
Hobby/Sports	3%
Pet	3%
Other	3%
Home	3%
Pharmacy	2%
Office/Communications	2%
Home Improvement/Auto	2%
Liquor/Wine/Beer	2%
Beauty/Cosmetics	1%
Entertainment	1%

Anchor/Shop Exposure	% of ABR
Shop	58%
Anchor	42%
(1)
Represents Regency's consolidated and pro-rata share of real estate partnerships; includes properties in development, excludes leases that are executed but have not rent commenced.

Supplemental Information 23

Significant Tenant Rents

(Includes Tenants ≥ 0.5% of ABR)

March 31, 2026

(in thousands)

#	Tenant	Tenant GLA	% of Company-Owned GLA	Total Annualized Base Rent	% of Total Annualized Base Rent	Total # of Leased Stores
1	Publix	2,936	5.8%	$36,007	2.8%	67
2	Albertsons Companies, Inc.(1)	2,074	4.1%	34,552	2.7%	52
3	TJX Companies, Inc.(2)	1,840	3.6%	34,154	2.7%	76
4	Amazon/Whole Foods(3)	1,347	2.7%	33,053	2.6%	40
5	Kroger Co.(4)	2,974	5.9%	31,246	2.5%	51
6	Ahold Delhaize(5)	924	1.8%	23,211	1.8%	20
7	CVS	804	1.6%	22,051	1.7%	65
8	JPMorgan Chase Bank	231	0.5%	12,877	1.0%	65
9	Trader Joe's	346	0.7%	12,221	1.0%	32
10	Nordstrom(6)	402	0.8%	11,134	0.9%	12
11	L.A. Fitness Sports Club	482	1.0%	10,888	0.9%	13
12	Starbucks	158	0.3%	10,397	0.8%	98
13	H.E. Butt Grocery Company(7)	702	1.4%	10,125	0.8%	8
14	Ross Dress For Less	570	1.1%	9,477	0.7%	24
15	Target	919	1.8%	9,412	0.7%	8
16	Bank of America	159	0.3%	8,852	0.7%	40
17	Gap, Inc.(8)	259	0.5%	8,788	0.7%	20
18	Wells Fargo Bank	152	0.3%	8,757	0.7%	49
19	JAB Holding Company(9)	164	0.3%	7,223	0.6%	58
20	Walgreens Boots Alliance(10)	255	0.5%	6,796	0.5%	22
21	Petco Health & Wellness Company, Inc.(11)	275	0.5%	6,762	0.5%	26
22	Ulta	224	0.4%	6,751	0.5%	25
23	Kohl's	526	1.0%	6,419	0.5%	7
24	Xponential Fitness(12)	149	0.3%	6,137	0.5%	91
25	Five Below	201	0.4%	5,853	0.5%	26
	Top Tenants	19,073	37.6%	$373,143	29.3%	995

(1)
Safeway 21 / VONS 8 / Acme 7 / Albertson's 5 / Shaw's 3 / Tom Thumb 3 / Randalls 1 / Star Market 1 / Pavilions 1 / King's Food Market 1 / Jewel-Osco 1
(2)
TJ Maxx 28 / Marshalls 24 / Homegoods 21 / Homesense 2 / Sierra Trading Post 1
(3)
Whole Foods 35 / Amazon Fresh 4 / Amazon 1
(4)
Kroger 18 / King Soopers 11 / Ralphs 9 / Harris Teeter 8 / Mariano's Fresh Market 3 / Quality Food Centers 2
(5)
Stop & Shop 10 / Giant 9 / Food Lion 1
(6)
Nordstrom Rack 12
(7)
H.E.B. 7 / Central Market 1
(8)
Old Navy 12 / Athleta 2 / The Gap 4 / Banana Republic 2
(9)
Panera 26 / Peet's' Coffee & Tea 11 / Einstein Bros Bagels 10 / Bruegger's Bagel 5 / Krispy Kreme 3 / Noah's NY Bagels 3
(10)
Walgreens 22
(11)
Petco 23 / Unleashed by Petco 3
(12)
Club Pilates 50 / Pure Barre 17 / Stretchlab 13 / Yoga Six 9 / BFT 2

Note: Represents Regency's consolidated and pro-rata share of real estate partnerships, includes properties in development and leases that are executed but have not rent commenced. Amounts may not foot due to rounding.

Supplemental Information 24

Tenant Lease Expirations

March 31, 2026

(GLA in thousands)

	Anchor Tenants
Year	GLA	Percent of GLA	Percent of Total ABR(1)	ABR
MTM(2)	31	0.1%	0.0%	$11.34
2026	884	1.8%	1.1%	15.04
2027	3,522	7.4%	4.7%	16.70
2028	3,463	7.2%	5.0%	18.04
2029	4,439	9.3%	5.5%	15.55
2030	3,729	7.8%	5.5%	18.50
2031	3,157	6.6%	4.4%	17.33
2032	1,211	2.5%	1.9%	19.15
2033	1,163	2.4%	1.9%	20.17
2034	1,039	2.2%	1.6%	18.77
2035	1,469	3.1%	2.1%	17.67
10 Year Total	24,109	50.3%	33.5%	$17.41
Thereafter	5,798	12.1%	8.1%	17.53
	29,907	62.4%	41.7%	$17.43

	Shop Tenants
Year	GLA	Percent of GLA	Percent of Total ABR(1)	ABR
MTM(2)	171	0.4%	0.4%	$28.25
2026	1,111	2.3%	3.5%	38.88
2027	2,545	5.3%	7.7%	38.07
2028	2,545	5.3%	8.2%	40.28
2029	2,345	4.9%	7.5%	40.06
2030	2,264	4.7%	7.4%	41.13
2031	1,907	4.0%	5.9%	38.92
2032	1,123	2.3%	3.7%	40.95
2033	1,053	2.2%	3.5%	41.54
2034	850	1.8%	2.9%	43.03
2035	987	2.1%	3.4%	42.78
10 Year Total	16,899	35.3%	54.1%	$40.07
Thereafter	1,099	2.3%	4.2%	48.25
	17,998	37.6%	58.3%	$40.57

		All Tenants
Year	GLA	Percent of GLA	Percent of Total ABR(1)	ABR
MTM(2)	202	0.4%	0.4%	$25.68
2026	1,995	4.2%	4.5%	28.31
2027	6,067	12.7%	12.4%	25.66
2028	6,008	12.5%	13.2%	27.46
2029	6,784	14.2%	13.0%	24.02
2030	5,993	12.5%	13.0%	27.05
2031	5,064	10.6%	10.3%	25.46
2032	2,334	4.9%	5.5%	29.63
2033	2,216	4.6%	5.4%	30.32
2034	1,889	3.9%	4.5%	29.69
2035	2,456	5.1%	5.4%	27.76
10 Year Total	41,008	85.6%	87.6%	$26.75
Thereafter	6,897	14.4%	12.4%	22.42
	47,905	100%	100%	$26.13

Notes: Reflects commenced leases only. Does not account for contractual rent steps and assumes that no tenants exercise renewal options. Amounts may not foot due to rounding.

(1)
Total Annual Base Rent ("ABR") excludes additional rent such as percentage rent, common area maintenance, real estate taxes, and insurance reimbursements. Represents Regency's consolidated and pro-rata share of real estate partnerships.
(2)
Month to month lease or in process of renewal.
Supplemental Information 25

Components of Net Asset Value (NAV)

As of March 31, 2026

(unaudited and in thousands)

Current Quarter Net Operating Income (NOI)	Three Months Ended 3/31/2026
Consolidated NOI (page 6)	$271,583
Share of Unconsolidated JV NOI (page 7)	$26,980
Less: Noncontrolling Interests (page 7)	($2,169)
NOI	$296,394

Current Quarter Fee Income
Third-Party Management Fees and Commissions (page 6)	$6,933
Less: Unconsolidated JV share of Fee Income (page 7)	($281)

Quarterly Base Rent From Leases Signed But Not Yet Commenced (page 20)
Retail Operating Properties Excluding In-Process Redevelopments (Quarterly)	$8,206
Retail Operating Properties Including In-Process Redevelopments (Quarterly)	$10,562

In-Process Ground-Up Developments (page 17)
REG's Estimated Net Project Costs	$338,000
% of Costs Incurred	42%
Construction in Progress	$141,960
Estimated Stabilized Yield	7%
Annualized Proforma Stabilized NOI	$23,660
Current Quarter In-Place NOI from In-Process Projects	$724
Current Quarter In-Place NOI from YTD Completions	$628

In-Process Redevelopments (page 17)
REG's Estimated Net Project Costs	$297,000
% of Costs Incurred	50%
Construction in Progress	$148,500
Estimated Stabilized Yield	10%
Annualized Proforma Stabilized NOI	$29,700
Current Quarter In-Place NOI from In-Process Projects	$244
Current Quarter In-Place NOI from YTD Completions	$154

Estimated Market Value of Land
Land held for sale or future development	$12,036
Vacant outparcels at retail operating properties	$5,741

Other Balance Sheet Items (pages 3-4) (1)
Cash and Cash Equivalents	$117,089
Tenant and other receivables, excluding Straight line rent receivables	$82,446
Other Assets, excluding Goodwill	$155,054
Notes payable	($5,517,123)
Accounts payable and other liabilities	($221,115)
Tenants' security, escrow deposits	($87,201)
Preferred Stock	($225,000)

Common Shares and Equivalents Outstanding (page 1)	186,926

Note: While we disclose components of our business that are relevant in calculating NAV for our Company, each individual investor must determine the specific methodology and assumptions used to calculate an estimated NAV. The components of NAV do not consider potential changes in our portfolio. The components include non-GAAP financial measures, such as NOI. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP financial measures as supplemental information to evaluate our business. Investors should refer to the non-GAAP reconciliation on page 8 for a reconciliation of NOI to its most directly comparable GAAP financial measure.

(1)
Figures represent Regency's consolidated entities net of noncontrolling interests, plus its share of unconsolidated real estate partnerships

Supplemental Information 26

2026 Earnings Guidance

Full Year 2026 Guidance (in thousands, except per share data)	YTD Actual	Current 2026 Guidance	Prior 2026 Guidance

Net Income Attributable to Common Shareholders per diluted share	$0.68	$2.45 - $2.49	$2.35 - $2.39

Nareit Funds From Operations (“Nareit FFO”) per diluted share	$1.20	$4.83 - $4.87	$4.83 - $4.87

Core Operating Earnings per diluted share(1)	$1.16	$4.59 - $4.63	$4.59 - $4.63

Same property NOI growth	4.4%	+3.25% to +3.75%	+3.25% to +3.75%

Non-cash revenues(2)	$9,693	+/-$51,000	+/- $51,000

G&A expense, net(3)	$24,894	$96,000-$100,000	$96,000-$100,000

Interest expense, net and Preferred stock dividends(4)	$60,962	$250,000-$252,000	$250,000-$252,000

Management, transaction and other fees	$6,652	+/-$27,000	+/-$27,000

Development and Redevelopment spend	$100,700	+/-$350,000	+/-$325,000

Acquisitions	$6,300	+/-$25,000	$0
Cap rate (weighted average)	7.3%	+/- 5.9%	0.0%

Dispositions	$0	$0	$0
Cap rate (weighted average)	0.0%	0.0%	0.0%

Reconciliation of Net Income to Earnings Guidance (per diluted share)	Full Year 2026
	Low	High

Net income attributable to common shareholders	$2.45	2.49

Adjustments to reconcile net income to Nareit FFO:
Depreciation and amortization (excluding FF&E)	2.42	2.42
Gain on sale of real estate, net of tax	(0.09)	(0.09)
Exchangeable operating partnership units	0.05	0.05
Nareit Funds From Operations	$4.83	4.87

Adjustments to reconcile Nareit FFO to Core Operating Earnings:
Straight line rent, net	(0.16)	(0.16)
Above/below market rent amortization, net	(0.12)	(0.12)
Debt and derivative mark-to-market amortization	0.04	0.04
Core Operating Earnings	$4.59	4.63

Note: Figures above represent 100% of Regency's consolidated entities and its pro-rata share of unconsolidated real estate partnerships, with the exception of items that are net of noncontrolling interests including per share data, "Development and Redevelopment spend," "Acquisitions," and "Dispositions".

(1)
Core Operating Earnings excludes from Nareit FFO: (i) transaction related income or expenses; (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash components of earnings derived from straight-line rents, above and below market rent amortization, and debt and derivative mark-to-market amortization; and (iv) other amounts as they occur.
(2)
Includes above and below market rent amortization and straight-line rents, and excludes debt and derivative mark to market amortization.
(3)
Represents 'General & administrative, net' before gains or losses on deferred compensation plan, as reported on supplemental pages 6 and 7 and calculated on a pro -rata basis.
(4)
Includes debt and derivative mark to market amortization, and is net of interest income.

Forward-looking statements involve risks, uncertainties and assumptions. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements. Please refer to the documents filed by Regency Centers Corporation with the SEC, specifically the most recent reports on forms 10-K and 10-Q, which identify important risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Supplemental Information 27

Glossary of Terms

March 31, 2026

Non-GAAP Financial Measures

The Company provides the following non-GAAP financial measures as supplemental information to enhance investors’ understanding of its financial performance and liquidity. These measures are not intended to replace or be considered more meaningful than net income or cash flow from operating activities, as calculated in accordance with GAAP. Non-GAAP measures have inherent limitations, as they exclude certain income and expense items that impact operating results. As such, they should be viewed in conjunction with GAAP results. Additionally, the Company’s methodology for calculating these measures may differ from that used by other REITs, making comparisons to similarly titled metrics potentially inconsistent. Investors should be aware that the excluded items remain relevant to a comprehensive assessment of financial performance.

Adjusted Funds From Operations (AFFO): An additional performance measure used by Regency that reflects cash available to fund the Company’s business needs and distribution to shareholders. AFFO is calculated by adjusting Core Operating Earnings for (i) capital expenditures necessary to maintain and lease the Company’s portfolio of properties, (ii) debt cost and derivative adjustments and (iii) stock-based compensation.

Core Operating Earnings: An additional non-GAAP performance measure that adjusts Nareit Funds from Operations (“Nareit FFO”) to exclude certain non-cash and other items that impact the comparability of the Company's period-over-period performance. Core Operating Earnings excludes from Nareit FFO: (i) certain income or expenses related to non-comparable events and transactions; (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash items derived from straight-line rents, above and below market rent amortization, and debt and derivative mark-to-market amortization; and (iv) other non-cash or non-comparable amounts as they occur.

Fixed Charge Coverage Ratio: Operating EBITDAre divided by the sum of the gross interest and scheduled mortgage principal paid to our lenders. We use the Fixed Charge Coverage Ratio as a key performance indicator to assess our ability to meet fixed financing obligations. Management, creditors, and rating agencies commonly rely on this ratio to evaluate our financial flexibility and overall creditworthiness. It also allows us and our investors to gauge how effectively our ongoing operating performance supports the fulfillment of fixed commitments. We believe this metric offers valuable insight into the strength and sustainability of our capital structure and liquidity position.

Nareit Funds From Operations (Nareit FFO): Nareit FFO is a commonly used measure of REIT performance, which Nareit defines as net income, computed in accordance with GAAP, excluding gains on sales and impairments of real estate, net of tax, plus depreciation and amortization related to real estate, and after adjustments for unconsolidated real estate investment partnerships and joint ventures. Regency computes Nareit FFO for all periods presented in accordance with Nareit's definition. Companies use different depreciable lives and methods, and real estate values historically fluctuate with market conditions. Since Nareit FFO excludes depreciation and amortization and gains on sale and impairments of real estate, it provides a performance measure that, when compared year over year, reflects the impact on operations from trends in percent leased, rental rates, operating costs, acquisition and development activities, and financing costs. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP. Thus, Nareit FFO is a supplemental non-GAAP financial measure of the Company's operating performance, which does not represent cash generated from operating activities in accordance with GAAP; and, therefore, should not be considered a substitute measure of cash flows from operations.

Pro-rata Net Debt and Preferreds-to-Operating EBITDAre: Net debt plus preferred stock divided by Operating EBITDAre. Net debt is calculated as the sum of consolidated debt and Regency’s pro-rata share of unconsolidated debt, less cash, cash equivalents, and restricted cash. This metric is used by management and investors to evaluate Regency’s leverage and capital structure in relation to its earnings-generating capacity. We believe this ratio is useful to investors as it provides insight into Regency’s financial leverage, independent of fluctuations in cash levels, and allows for consistent period-over-period comparison. The pro-rata share presentation reflects the economic impact of Regency’s unconsolidated joint ventures.

Net Operating Income (NOI): The sum of base rent, percentage rent, termination fee income, tenant recoveries, other lease income, and other property income, less operating and maintenance expenses, real estate taxes, ground rent, termination expense, and uncollectible lease income. NOI excludes straight-line rental income and expense, above and below market rent and ground rent amortization, tenant lease inducement amortization, and other fees. The Company also provides disclosure of NOI excluding termination fees, which excludes both termination fee income and expenses. Management believes that NOI is a useful measure for investors because it provides insight into the core operations and performance of our properties, independent of the capital structure, financing activities, and non-operating factors. By focusing on property-level performance, NOI allows investors to compare the performance of our real estate assets across periods and with those of other REIT peers in the industry, facilitating a clearer understanding of trends in occupancy, rental income, and operating expense management. In addition to its relevance for investors, management uses NOI as a key performance metric in making operational and strategic decisions. NOI is used to evaluate income generated from shopping centers (i.e., return on assets) and to guide decisions on capital investments. These decisions may include acquisitions, redevelopments, and investments in capital improvements.

Supplemental Information 28

Operating EBITDAre: Nareit EBITDAre is a measure of REIT performance, which the Nareit defines as net income, computed in accordance with GAAP, excluding (i) interest expense; (ii) income tax expense; (iii) depreciation and amortization; (iv) gains on sales of real estate; (v) impairments of real estate; and (vi) adjustments to reflect the Company’s share of unconsolidated partnerships and joint ventures. Operating EBITDAre excludes from Nareit EBITDAre certain non-cash components of earnings derived from straight-line rents and above and below market rent amortization. The Company provides a reconciliation of Net Income to Nareit EBITDAre to Operating EBITDAre.

Pro-rata information: includes 100% of the Company’s consolidated properties plus its economic share (based on the ownership interest) in the unconsolidated real estate investment partnerships. The Company provides Pro-rata financial information because Regency believes it assists investors and analysts in estimating the economic interest in the consolidated and unconsolidated real estate investment partnerships, when read in conjunction with the Company’s reported results under GAAP. The Company believes presenting its Pro-rata share of assets, liabilities, operating results, and other metrics, along with certain other non-GAAP financial measures, makes comparisons of its operating results to those of other REITs more meaningful. The Pro-rata information provided is not, nor is it intended to be, presented in accordance with GAAP. The Pro-rata supplemental details of assets and liabilities and supplemental details of operations reflect the Company’s proportionate economic ownership of the assets, liabilities, and operating results of the properties in our portfolio.

The Pro-rata information is prepared on a basis consistent with the comparable consolidated amounts and is intended to more accurately reflect the Company’s proportionate economic interest in the assets, liabilities, and operating results of properties in its portfolio. The Company does not control the unconsolidated real estate partnerships, and the Pro-rata presentations of the assets and liabilities, and revenues and expenses do not represent our legal claim to such items. The partners are entitled to profit or loss allocations and distributions of cash flows according to the operating agreements, which generally provide for such allocations according to their invested capital. The Company’s share of invested capital establishes the ownership interests Regency uses to prepare its Pro-rata share.

The presentation of Pro-rata information has limitations which include, but are not limited to, the following:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and
•
Other companies in our industry may calculate their Pro-rata interest differently, limiting the comparability of Pro-rata information.

Because of these limitations, the Pro-rata financial information should not be considered independently or as a substitute for the financial statements as reported under GAAP. The Company compensates for these limitations by relying primarily on our GAAP financial statements, using the Pro-rata information as a supplement.

Same Property NOI: a key non-GAAP financial measure commonly used by real estate investment trusts (REITs) to evaluate operating performance. It is calculated on a Pro-rata ownership basis for properties owned and operated for the entirety of both the current and prior comparable reporting periods.

Same Property NOI includes revenues and operating expenses associated with these properties but excludes items that are not indicative of ongoing operating performance. These include, without limitation, termination fees, as well as corporate-level expenses, financing costs, and other non-operating items.

Management believes this measure provides investors with a useful and consistent comparison of the Company’s operating performance and trends. Management uses Same Property NOI as a supplemental measure to assess property-level performance and to compare the performance of its stabilized property portfolio across reporting periods. This measure allows investors to evaluate trends in revenue and expense growth for properties that have been consistently operated during the periods.

Supplemental Information 29

Other Defined Terms

Anchor Space: A space equal to or greater than 10,000 SF.

Development Completion: A Property in Development that is deemed complete upon the earlier of (i) 90% of total estimated net development costs have been incurred and percent leased equals or exceeds 95%, or (ii) the property features at least two years of anchor operations. Once deemed complete, the property is termed a Retail Operating Property.

Expense Recovery Ratio: Represents the percentage of real estate operating expenses, excluding ground rent, that is reimbursed by tenants. Expense Recovery Ratio is calculated as recoveries from tenants divided by total real estate operating expenses, excluding ground rent.

NOI Margin: The ratio of NOI to total real estate revenues.

Non-Same Property: Any property, during either calendar year period being compared, that was acquired, sold, a Property in Development, a Development Completion, or a property under, or being positioned for, significant redevelopment that distorts comparability between periods. Non-retail properties and corporate activities, including the captive insurance program, are part of Non-Same Property. Please refer to the footnote on Property Summary Report for Non-Same Property detail.

Other lease income: includes revenue derived from various lease-related activities beyond standard base or percentage rent. This primarily includes income from temporary tenants, late fees, signage and marketing fees, sustainability income, land/building rentals, communications tower leases, tenant/employee parking fees, incidental income, and other ancillary charges generally outlined in lease agreements.

Other property income: includes parking fees and other incidental income from the properties and is generally recognized at the point in time that the performance obligation is met.

Property In Development: Properties in various stages of ground-up development.

Property In Redevelopment: Retail Operating Properties under redevelopment or being positioned for redevelopment. Unless otherwise indicated, a Property in Redevelopment is included in the Same Property pool.

Redevelopment Completion: A Property in Redevelopment that is deemed complete upon the earlier of (i) 90% of total estimated project costs have been incurred and percent leased equals or exceeds 95% for the Company owned GLA related to the project, or (ii) the property features at least two years of anchor operations, if applicable.

Retail Operating Property: Any retail property not termed a Property In Development. A retail property is any property where the majority of the income is generated from retail uses.

Same Property: Retail Operating Property that was owned and operated for the entirety of both calendar year periods being compared. This term excludes Property in Development, prior year Development Completions, and Non-Same Properties. Property in Redevelopment is included unless otherwise indicated.

Shop Space: A space under 10,000 SF.

Supplemental Information 30